Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH THE MARK “(***)” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SENIOR SECURED NOTE

This Senior Secured Note (this “Note”) is entered into as of January 26, 2024 (the “Closing Date”) by and among FlyExclusive Jet Share, LLC, a North Carolina limited liability company (the “Borrower”), flyExclusive, Inc., a Delaware corporation (“Parent”) and LGM Enterprises, LLC a North Carolina limited liability company (“Holdings”), as guarantors (collectively in such capacity, Parent and Holdings are the “Parent Guarantors” and, together with the Borrower, the “Obligors”), ETG FE LLC, a Delaware limited liability company or its registered assigns, as the initial holder of this Note (in such capacity, the “Initial Noteholder”), any Noteholders party hereto from time to time, Kroll Agency Services, Limited, a company incorporated under the laws of England and Wales, as administrative agent (in such capacity, the “Administrative Agent”) and Kroll Trustee Services, Limited, a company incorporated under the laws of England and Wales, as collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, each an “Agent” and collectively, the “Agents”).

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, the Borrower hereby unconditionally promises to pay to the Noteholders, the initial principal amount of $25,773,195.88 and any applicable interest and as may be decreased by any applicable prepayment of principal (such principal amount at any time outstanding, as so increased or decreased from time to time, the “Outstanding Principal Amount”), together with all accrued and unpaid interest thereon as provided in this Note.

1. DEFINITIONS; INTERPRETATION.

1.1 Definitions. Capitalized terms used herein shall have the meanings set forth in Annex A attached hereto.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole; (d) the Borrower or any other Obligor will be deemed to have “knowledge” of a particular fact or matter if any board member, officer or key employee of the Borrower, any other Obligor or any Subsidiary has actual knowledge of such fact or matter or could have acquired actual knowledge of such fact or matter in the ordinary course of performance of such Person’s duties in such role or after reasonable investigation with respect to such fact or matter, and (e) unless otherwise expressly provided, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments, restatements and other modifications are entered into in accordance with any applicable restrictions set forth in this Note. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Unless the context otherwise requires, references herein to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. COLLATERAL. The payment and performance of the Secured Obligations are secured (a) on a first lien basis by the “Collateral” (as defined in the Security Agreement) (the “First Lien Collateral”) and (b) on a second lien basis by the “Pledged Collateral” (as defined in the Pledge Agreement) (the “Second Lien Collateral” and, together with the First Lien Collateral, the “Collateral”).

3. FUNDING; PAYMENTS OF PRINCIPAL.

3.1 Pre-Funding. Subject to satisfaction of the conditions as set forth in Section 6, the Initial Noteholder will advance the initial Loans in an amount equal to $25,773,195.88, and such Loans, less any upfront fees netted pursuant to Section 6.1(i) will be deposited into the Cash Escrow Account (the date on which such initial Loans are advanced, the “Pre-Funding Date”). Any interest accrued, and any investment earnings earned, on amounts on deposit in the Cash Escrow Account (and credited thereto) shall be for the account of the Noteholders, who may withdraw such amounts at their discretion upon the written direction to the Administrative Agent by the Majority Noteholders. Absent such a direction, the Administrative Agent shall withdraw any such interest and/or investment earnings and pay such amount to Noteholders, in accordance with their Pro Rata Shares, on each Payment Date (as defined below). Interest accrued, and investment earnings earned, on amounts on deposit in the Cash Escrow Account may not be released to the Borrower or to any other Person at the direction of the Borrower.

3.2 Drawdown. Subject to satisfaction of the conditions as set forth in Section 7, at the direction of the Majority Noteholders, the Administrative Agent will withdraw the applicable Advance Amount (an “Advance”) from the Cash Escrow Account and release such Advance Amount to the Borrower, or at the Borrower’s direction, to the Seller.

3.3 Payment at Maturity. The aggregate Outstanding Principal Amount, all accrued and unpaid interest, and all other Secured Obligations, including accrued and unpaid fees and expenses, payable under this Note shall be due and payable on the Maturity Date. No amount repaid or prepaid under this Note may be reborrowed; provided, however, that notwithstanding the foregoing, amounts repaid into the Cash Escrow Account in accordance with this Note may be reborrowed by, and released, to the Borrower in accordance with Section 3.2.

3.4 Amortization. On each Payment Date, the Borrower shall make a payment of the Outstanding Principal Amount equal to one percent (1.00%) of each Advance Amount withdrawn from the Cash Escrow Account and released to the Borrower in accordance with Section 3.2 and that has been outstanding for more than thirty (30) days, such payment to be made into the Cash Escrow Account.

3.5 Voluntary Prepayments. The Borrower may voluntarily prepay the Secured Obligations in full or in part by providing ten (10) days’ prior written notice to the Administrative Agent and the Noteholders. Such amounts voluntarily prepaid may be made with cash on hand or by withdrawal of interest accrued in the Cash Escrow Account, in either case, such amounts are to be distributed by the Administrative Agent to the Noteholders in accordance with Section 5.1. Any voluntary prepayment pursuant to this Section 3.5 shall be subject to a premium to be paid to the Administrative Agent (for the account of the Noteholders in accordance with their Pro Rata Shares) equal to (A) prior to the twelve (12) month anniversary of the Pre-Funding Date, the Make-Whole

Fee set forth in Section 3.7 or (B) thereafter, the Outstanding Principal Amount of the Loans being prepaid multiplied by 3.00%. Partial prepayments shall be made in minimum amounts of $1,000,000 or a multiple of that amount. Any amounts prepaid pursuant to this Section 3.5 may not be reborrowed by the Borrower. For the avoidance of doubt, repayments made into the Cash Escrow Account or directly applied to the acquisition of Relevant Aircraft from the proceeds of Disposed Aircraft in accordance with Section 10.6 shall not constitute voluntary prepayments for purposes of this Section 3.5 or Section 3.7.

3.6 Mandatory Prepayments. Following the occurrence of any Prepayment Event, at the option of the Majority Noteholders exercisable at any time after such Prepayment Event, the Borrower shall prepay the Outstanding Principal Amount of the Loan, all accrued and unpaid interest, and all other amounts in cash such that Payment in Full shall have occurred with respect to the Secured Obligations. Notwithstanding the foregoing, following the occurrence of a Prepayment Event, the Secured Obligations shall continue to accrue interest pursuant to Section 4 until Payment in Full.

3.7 Make-Whole Fee. If the Borrower makes any voluntary prepayment prior to the twelve (12) month anniversary of the Pre-Funding Date, the Borrower shall pay to the Administrative Agent (for the account of the Noteholders in accordance with their Pro Rata Shares) a non-refundable make-whole fee (the “Make-Whole Fee”) on the date of such prepayment (the “Make-Whole Date”) calculated as follows:

E = X*(YZ/360)

where:

E:	means the Make-Whole Fee payable pursuant to this Section 3.7.

X:	means the Outstanding Principal Amount of the Loans being prepaid as of the Make-Whole Date.

Y:	means the number of days during the period commencing on the applicable Make-Whole Date and ending on the date that is eighteen (18) months following the Pre-Funding Date.

Z:	means the interest rate applicable to the Loans on the Make-Whole Date.

4. INTEREST.

4.1 Interest Rate. The Outstanding Principal Amount shall accrue interest daily at the Applicable Rate, subject to Section 4.3.

4.2 Interest Payments. All accrued and unpaid interest shall be due and payable in arrears on the last day of each calendar month, commencing with the last day of the first calendar month following the Pre-Funding Date and continuing until Payment in Full occurs in accordance with the terms of this Note (each such day, subject to Section 5.3, a “Payment Date”).

4.3 Default Interest. At any time after the occurrence of an Event of Default, all outstanding Secured Obligations under this Note shall thereafter bear interest at the Default Rate.

4.4 Computation of Interest. All computations of interest shall be made on the basis of three-hundred sixty (360) days, unless such interest shall exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of three-hundred sixty five (365) or three-hundred sixty six (366) days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Outstanding Principal Amount of the Loan on the day on which the Loan is made, and shall not accrue on the Outstanding Principal Amount of the Loan for the day that Payment in Full occurs.

4.5 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholders to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

5. PAYMENT MECHANICS.

5.1 Manner of Payments. All cash payments of interest and principal shall be made in lawful money of the United States of America no later than 11:00 AM (New York, New York time) on the applicable Payment Date by wire transfer of immediately available funds (a) to the extent payable into the Cash Escrow Account pursuant to the terms of this Note, into the Cash Escrow Account and (b) otherwise, to the account of the Administrative Agent specified on the Administrative Agent’s signature page or such other account as is specified by the Administrative Agent in writing to the Borrower from time to time. Promptly following receipt thereof, the Administrative Agent shall (y) to the extent amounts so paid into the Cash Escrow Account are to remain on deposit therein pursuant to the terms of this Note, retain such amounts in the Cash Escrow Account and (z) otherwise, distribute any such payments received by it to the account of each Noteholder specified on such Noteholder’s signature page or such other account as is specified by such Noteholder in writing to the Administrative Agent from time to time.

5.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees, expenses, and reimbursements of the Agents outstanding hereunder or under the Note Documents, second to the payment of any fees, expenses and reimbursement of the Noteholders outstanding hereunder on a pro rata basis, third to accrued and unpaid interest under the Note on a pro rata basis, and fourth to the payment of the Outstanding Principal Amount under the Note on a pro rata basis.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.5 Pro Rata Sharing. If any Noteholder shall obtain any payment or other recovery (whether voluntary, mandatory, involuntary, by application of set-off or otherwise) on account of principal of or interest on the Note in excess of such Noteholder’s Pro Rata Share prior to giving effect to such payment or recovery, then such Noteholder shall purchase from the other Noteholders such participations in the principal and interest Secured Obligations on the Note owed to them as shall be necessary to cause such purchasing Noteholder to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Noteholder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

5.6 Taxes.

(a) Applicable Law. For purposes of this Section 5.6, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor hereunder or under any other Note Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If any Obligor, the Personal Guarantor or the Administrative Agent is required by applicable law to deduct or withhold any Taxes from such payments, then the applicable Obligor, the Personal Guarantor, or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the amount payable by the such Obligor, the Personal Guarantor or the Administrative Agent shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this Section 5.6), the applicable Noteholder receives an amount equal to the amount it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(d) Indemnification by Borrower. Without duplication of any amounts required to be paid in Section 5.6(b), the Borrower shall indemnify the Noteholder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.6) paid or payable by the Noteholder, or required to be withheld or deducted from a payment to or for the benefit of the Noteholder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Noteholder shall be conclusive absent manifest error.

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor or the Personal Guarantor, as the case may be, to a Governmental Authority pursuant to this Section 5.6, the applicable Obligor or Personal Guarantor shall deliver to the Noteholder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Noteholder.

(f) Treatment of Certain Refunds. If the Noteholder determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.6 (including by the payment of additional amounts pursuant to this Section 5.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Noteholder and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the Noteholder, shall repay to the Noteholder the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Noteholder is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the Noteholder be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the Noteholder in a less favorable net after-Tax position than the Noteholder would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require the Noteholder to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person or take other actions that, in the reasonable judgment of the Noteholder, would be adverse to such Noteholder’s commercial interests.

(g) Increased Costs. If any Change in Law shall subject the Noteholder to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clause (b) of the definition of Excluded Taxes, and (3) Connection Income Taxes) on this Note or any principal, interest or other obligations, or reserves or other liabilities, relating to or arising under any Note Document, and the result of any of the foregoing shall be to increase the cost or expense to such Noteholder of making, converting to, continuing, or maintaining any Note, or to reduce the amount of any sum received or receivable by such Noteholder hereunder or under any Note Document (whether of principal, interest or any other amount), then, upon the request of such Noteholder, the Borrower will pay to such Noteholder within ten (10) days after such Noteholder’s request such additional amount or amounts as will compensate such Noteholder (in whole) for such additional costs incurred or reductions suffered.

(h) Status of Noteholders. Any Noteholder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Noteholder, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Noteholder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clause (h)(i), clause (h)(ii), and clause (h)(iv) of this Section 5.6 as applicable) shall not be required if in the Noteholder’s reasonable judgment such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder. Without limiting the generality of the foregoing:

(i) any Noteholder that is a U.S. Person shall deliver to the Borrower on or about the date on which such Noteholder becomes a Noteholder under this Note (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Noteholder is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Noteholder becomes a Noteholder under this Note (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(A) in the case of a Foreign Noteholder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Note Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Note Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Foreign Noteholder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Noteholder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D) to the extent a Foreign Noteholder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Noteholder is a partnership and one or more direct or indirect partners of such Foreign Noteholder are claiming the portfolio interest exemption, such Foreign Noteholder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 on behalf of each such direct and indirect partner;

(iii) any Foreign Noteholder shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Noteholder becomes a Noteholder under this Note (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Noteholder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), such Noteholder shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Noteholder has complied with such Noteholder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

(i) The Parties agree that this Note will be issued with original issue discount for U.S. federal income tax purposes (and that, for the avoidance of doubt, the fees provided for in clause (i) of Section 6.1 reduce the issue price of the Note for this purpose). The Parties further agree that (a) the Loans shall be treated as indebtedness and (b) the Loans shall not be treated as a contingent payment debt instrument within the meaning of Section 1.1275-4 of the Treasury Regulations. None of the Parties will, except as required by applicable Law, file any tax return on a basis inconsistent with, or take any position in any tax audit or other proceeding inconsistent with, such treatment or allocation described in this Section 5.6(i).

(j) Each Party’s obligations under this Section 5.6 shall survive any assignment of rights by, or the replacement of, the Noteholder, the termination of this Note and the repayment, satisfaction or discharge of all obligations under this Note or any other Note Document.

6. CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT.

6.1 Conditions Precedent to Pre-Funding. The obligations of the Initial Noteholder to purchase this Note and pay the respective purchase price therefor into the Cash Escrow Account on the Pre-Funding Date are subject to the satisfaction of the following conditions:

(a) Note Documents. The Noteholders and the Agents shall have received a duly executed copy of each applicable Note Document required to be delivered by the Obligors and the Personal Guarantor on the Pre-Funding Date, in each case, in form and substance satisfactory to the Majority Noteholders, together with any other documents reasonably requested by the Majority Noteholders. Subject to Section 6.2, in connection with the execution and delivery of the Security Instruments delivered by the Obligors on the Closing Date, the Majority Noteholders and the Collateral Agent shall be reasonably satisfied that such Security Instruments will, upon recording, create (a) first priority, perfected Liens on the First Lien Collateral and (b) second priority, perfected Liens on the Second Lien Collateral, subject, in each case, to Permitted Liens t. As of the Pre-Funding Date, the Borrower does not maintain any Securities Accounts.

(b) (***) Purchase Agreement. The (***) Purchase Agreement, and any other purchase agreement with a manufacturer of Aircraft to which an Obligor is a party, and all other material agreements delivered in connection therewith shall continue to be in full force and effect in accordance with their respective terms. No provision thereof shall have been modified or waived in any respect determined by the Majority Noteholders to be material, in each case, without the consent of the Majority Noteholders.

(c) Corporate Existence; Authority. The Noteholders shall have received a certificate of the Obligors, dated the Pre-Funding Date and executed by an authorized officer of the Obligors, which certificate shall (a) certify that attached thereto is a true and complete copy of the resolutions or written consents of the managers, members, directors or other governing body (including any committee thereof) of each Obligor authorizing the execution, delivery and performance of the Note Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (b) identify by name and title and bear the signatures of the authorized officer or authorized signatory of each Obligor authorized to sign the Note Documents to which it is a party, (c) certify that attached thereto is a true and complete copy of (x) the certificate of organization or certificate of incorporation of each Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor and (y) a true and correct copy of its bylaws, limited liability company agreement, partnership agreement or other governing document of such Obligor and that such documents or agreements have not been further amended and (d) a certificate dated as of a recent date from the relevant authority of the jurisdiction of organization of each Obligor, evidencing the good standing of such Obligor.

(d) Senior Lender Consent. The Noteholders shall have received a consent and/or amendment satisfactory to the Majority Noteholders from the Senior Lender consenting to, among other things, the issuance of this Note and the transactions contemplated hereby.

(e) Third Party Consents and Approvals. The Noteholders shall have received satisfactory evidence that each Obligor has obtained all required consents and approvals of all Persons to its execution, delivery and performance of the Note Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby.

(f) Due Diligence. The Majority Noteholders shall have completed, to their satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) (including review of any Material Agreements) of the Obligors in scope and determination satisfactory to the Majority Noteholders and, other than changes occurring in the ordinary course of business, no information or materials are or should have been available to such Obligor as of the Pre-Funding Date that have not been disclosed to the Majority Noteholders and are otherwise materially inconsistent with the material previously provided to the Majority Noteholders for their due diligence review of the Obligors.

(g) Lien Searches. (a) The Collateral Agent and the Noteholders shall have received (i) appropriate UCC search results reflecting no prior Liens encumbering the Collateral, other than those being assigned or released on or prior to the Pre-Funding Date, if any, or Permitted Liens and (ii) evidence satisfactory to the Majority Noteholders (including mortgage releases and

UCC-3 financing statement terminations, if so required) that all Liens (other than Permitted Liens) associated with the limited liability company membership interests of the Borrower or encumbering the Collateral have been released or terminated, subject only to the funding of the initial Loans on the Pre-Funding Date hereunder and the filing of applicable terminations and releases and (b) the Borrower shall have, or shall have caused to be filed, the UCC-1 financing statements in respect of the Collateral in the appropriate filing office.

(h) Legal Opinion. The Initial Noteholders, the Agents and their respective counsel shall have received an original executed copy of the written legal opinion of Wyrick Robbins Yates & Ponton LLP, as counsel to the Obligors, as to due authorization of the Note and the other Note Documents by the Obligors, creation and perfection of the Liens created by the Security Instruments, no registration as an “investment company”, margin regulations, customary corporate housekeeping matters, government approvals, no conflicts and enforceability of this Note or the other Note Documents, dated as of the Pre-Funding Date and in form and substance satisfactory to the Majority Noteholders.

(i) Fees. The Borrower shall have paid (a) all upfront fees in an amount equal to three percent (3.00%) of the initial Outstanding Principal Amount on the Pre-Funding Date (which upfront fee may be netted off the initial Loans funded into the Cash Escrow Account on the Pre-Funding Date) and any other fees then due and payable to the Noteholders and (b) all fees then due and payable to the Agents pursuant to that certain letter agreement between the Agents and the Borrower dated as of the Pre-Funding Date (the “Agent Fee Letter”).

6.2 Condition Subsequent. On or prior to the date that is thirty (30) days following the Pre-Funding Date (or prior to such later time as may be extended by the Majority Noteholders in their sole discretion), the Collateral Agent shall have received Deposit Account Control Agreements in form and substance reasonably satisfactory to the Collateral Agent and the Majority Noteholders for each Deposit Account maintained by the Borrower as of the Pre-Funding Date.

7. CONDITIONS PRECEDENT TO RELEASE FROM ESCROW. The obligation of the Administrative Agent to release funds to the Borrower, or at the Borrower’s direction, to the Seller, from the Cash Escrow Account on each Advance Date is subject to the satisfaction of the following conditions:

7.1 Release Notice. The Borrower shall have delivered to the Initial Noteholder and the Administrative Agent not later than 11:00 AM (New York, New York time), at least ten (10) Business Days prior to such Advance Date, a duly completed and executed release notice substantially in the form attached hereto as Exhibit A setting forth the use of proceeds from such advance. Notwithstanding the foregoing, the executed release notice for the release of funds to occur on the initial Advance Date may be delivered by the Borrower to the Initial Noteholder and the Administrative Agent not later than 11:00 AM (New York, New York time), at least one (1) Business Day prior to such Advance Date.

7.2 Defaults. On such Advance Date, no Default or Event of Default shall have occurred and be continuing, or would result from or after the release of such Advance Amount.

7.3 Material Adverse Effect. No Material Adverse Effect shall have occurred.

7.4 (***) Purchase Agreement. The (***) Purchase Agreement, and any other purchase agreement with a manufacturer of an Aircraft to which an Obligor is a party, and all other material agreements delivered in connection therewith shall be in full force and effect in accordance with their respective terms. No provision thereof shall have been modified or waived in any respect determined by the Majority Noteholders to be material, in each case, without the consent of the Majority Noteholders.

7.5 Officer’s Certificate. The Noteholders shall have received a certificate executed by an authorized officer of each of the Obligors, dated as of the Advance Date confirming that the Obligors are in good standing in their respective jurisdictions of formation or incorporation.

7.6 Representations and Warranties. All of the representations and warranties set forth in Section 8 shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date.

Each Advance made hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 7 have been satisfied on and as of the applicable Advance Date.

8. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. Each Obligor hereby represents and warrants to the Noteholders on the date hereof, as of the Pre-Funding Date and as of each Advance Date (each such date, a “Representation Date”) as follows:

8.1 Existence; Power and Authority; Compliance with Laws. Each Obligor (a) is a limited liability company, partnership or corporation duly organized, validly existing, and in good standing (to the extent that such concept applies) under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, except as would not be reasonably expected to, individually or in the aggregate, be material to the Borrower, and (c) has the requisite power and authority to execute and deliver this Note and the other Note Documents, and to perform its obligations hereunder and thereunder. Except where such violation would not reasonably be expected to be materially adverse to any Obligor or any of their respective Subsidiaries, taken as a whole, each such Obligor and Subsidiary is in compliance with all applicable Laws.

8.2 Authorization; Execution and Delivery. The execution and delivery of this Note and the other Note Documents by the Obligors party thereto and the performance of their respective obligations hereunder and thereunder have been duly authorized by all necessary organizational action in accordance with all applicable Laws. Each Obligor has duly executed and delivered this Note and the other Note Documents to which it is a party.

8.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Obligors to execute, deliver, or perform any of their obligations under this Note or the other Note Documents except (a) such as have been obtained or made and are in full force and effect, (b)

filings necessary to perfect Liens created under the Note Documents, (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended or the Securities Act, (d) the appropriate filings and approvals under the rules of the NYSE and (d) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to materially and adversely affect or to prevent or materially delay such Obligor’s ability to consummate the transactions contemplated hereunder.

8.4 No Violations. The execution and delivery of this Note and the other Note Documents and the consummation by the Obligors of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to such Obligor or by which any of its properties or assets may be bound, (b) contravene the terms of the charter, bylaws, or other organizational documents of such Obligor, or (c) violate, conflict with or result in any breach, default or contravention of, or the creation of any Lien under, any Material Agreement, in the cases of clause (a) and clause (c), except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

8.5 Enforceability. Each of the Note and the other Note Documents is a valid, legal, and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.6 No Litigation. Except as disclosed on Schedule 8.6, no action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of any Obligor, threatened by or against such Obligor or any of their respective Subsidiaries or any of their respective property or assets (a) with respect to the Note, the other Note Documents, or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to, individually or in the aggregate, to materially adversely affect the Obligors and their Subsidiaries, taken as a whole.

8.7 Anti-Money Laundering. The operations of the Obligors and their Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action involving any Obligor or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of such Obligor, threatened.

8.8 Anti-Corruption Laws and Sanctions. The Obligors and their Subsidiaries, and to the Obligors’ and their Subsidiaries’ knowledge, their respective, directors, officers, employees and agents, are in compliance in all material respects with all applicable Anti-Corruption Laws and in compliance in all respects with applicable Sanctions. None of the Obligors nor any Subsidiary, or to the knowledge of such Obligor, any director, officer, employee or agent of such Obligor and its Subsidiaries (in their capacity as such) is currently located, organized or resident to any Sanctioned Country. None of the Obligors, any Subsidiary or to such Obligor’s knowledge, any director, officer, employee or agent of such Obligor or Subsidiary, is a Sanctioned Person. No use of proceeds of the Loan or other transaction contemplated by this Note will be used by any Obligor to violate any Anti-Corruption Law or applicable Sanctions.

8.9 ERISA. No ERISA Event has occurred in the five (5) year period prior to the date hereof or is reasonably expected to occur that, when taken together with all other such ERISA Events for which material liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each case, in an amount that would reasonably be expected to have a Material Adverse Effect.

8.10 Regulatory. No Obligor is an “investment company” within the meaning of the Investment Company Act of 1940. No Obligor is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loan will be used to buy or carry any Margin Stock.

8.11 Taxes. As of the date hereof, (i) Holdings is classified as a “partnership” (and not a “publicly traded partnership” within the meaning of Code Section 7704) for U.S. federal and applicable state income Tax purposes and (ii) Borrower is classified as an entity disregarded from Holdings for U.S. federal and applicable state income Tax purposes and, and each of its Subsidiaries is classified as either a “partnership” or an entity that is “disregarded” as separate from the Borrower for such purposes. Except as disclosed on Schedule 8.11, each Obligor and each Subsidiary has timely filed or caused to be filed all material Tax returns required to have been filed by it, and each Obligor and each Subsidiary has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, and for which such Obligor or such Subsidiary, as applicable, has set aside on its books (which, as of the Closing Date, to the extent outstanding as of the date of the applicable Financial Statement, are reflected on such Financial Statement) adequate reserves, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No Tax liens (other than Liens described in Section 10.2(e)) have been filed and no claims are being asserted by any Governmental Authority with respect to any Taxes of any Obligor or Subsidiary that would reasonably be expected to result in a Material Adverse Effect. No Obligor nor any Subsidiary is a party to or otherwise bound by any Tax sharing, indemnification, allocation or similar agreement (excluding any written, commercial agreement entered into in the ordinary course of business and not primarily relating to Taxes or Tax sharing or indemnification (but which contains customary Tax indemnification provisions)). Notwithstanding anything to the contrary herein or in any other Note Document, all Parties to this Note covenant and agree that for all federal, state, local and franchise tax purposes the Note constitutes a debt instrument which is not a contingent payment debt instrument within the meaning of Treasury Regulation Section 1.1275-4. This Note is not intended to create, and shall never be construed as creating, a partnership, association, trust, joint venture or other similar relationship between or among the Noteholders, the Agents, any Obligor or any Subsidiary. Each Party agrees not to take any position that is inconsistent with the foregoing sentences on any Tax return or in any audit or other administrative or judicial proceeding, except as otherwise required pursuant to a “determination” under Section 1313(a) of the Code.

8.12 Solvency. Immediately after the consummation of the transactions to occur on the Representation Date, with respect to the Obligors and their respective Subsidiaries, taken as a whole, (a) the fair value of their assets is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as that value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets are not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they do not intend to, and nor do they believe that they will, incur debts or liabilities beyond their ability to pay as those debts and liabilities mature, and (d) they are not engaged in or are about to engage in business or a transaction for which their property would constitute unreasonably small capital.

8.13 Environmental Matters. Except as disclosed on Schedule 8.13, no Obligor nor any Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and except as disclosed on Schedule 8.13, none of the Obligors nor any Subsidiary (A) has since failed to materially comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

8.14 Insurance. Each Obligor and each Subsidiary maintains, with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles, and covering such risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Schedule 8.14 sets forth a description of all material current property and liability insurance policies maintained by or on behalf of the Obligors as of the Representation Date.

8.15 Financial Statements. The Financial Statements, copies of each of which have been delivered to the Noteholders, were prepared in accordance with GAAP (subject, in the case of any such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition the Obligors and their Subsidiaries as at the dates covered in the Financial Statements and the results of their operations for the periods then ended.

8.16 Disclosure. The Obligors have disclosed to the Noteholders all agreements, instruments and corporate or other restrictions to which any Obligor or any Subsidiary is subject, and all other matters known to it, that, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Obligor or any Subsidiary to the Noteholders in connection with the negotiation of this Note or any other Note Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.

8.17 Employment Matters. The hours worked by and payments made to employees of the Obligors and their respective Subsidiaries and Affiliates have been in compliance with applicable Law in all material respects. There are no labor strikes, lockouts or material slowdowns against any such Obligor or any such Subsidiary or Affiliate pending or, to such Obligor’s knowledge, threatened.

8.18 Material Agreement. None of the Obligors nor any Subsidiary is in material default under any Material Agreement. Set forth on Schedule 8.18 is a complete and correct list of all Material Agreements as of the Representation Date.

8.19 Debt; Affiliate Transactions.

(a) Set forth on Schedule 8.19(a) is a complete and correct list of all written contracts or agreements relating to Debt of the Obligors and their respective Subsidiaries outstanding as of the Representation Date (other than the Secured Obligations, the Senior Obligations and the Holdings Facility Obligations), except any such written contract or agreement relating to Debt with an aggregate outstanding principal amount not exceeding $250,000.

(b) Set forth on Schedule 8.19(b) is a complete and correct list of all Affiliate Transactions (as defined below) as of the Representation Date.

8.20 (***) Purchase Agreement. The Borrower hereby represents and warrants to the Noteholders, as of the date hereof, the representations and warranties of Exclusive Jets, LLC set forth in Article 7 of the (***) Purchase Agreement and any similar or equivalent representations or warranties of any Obligor under any other purchase agreement with a manufacturer of Aircraft are true and correct.

8.21 Title; Liens. Each Obligor has good legal or beneficial title to its assets, including the Collateral, which is to be held by such Obligor in accordance with this Note and the transactions contemplated hereby (if applicable, upon it acquiring the same), and none of the Collateral is subject to any Lien, except for Permitted Liens. No Obligor has assigned, conveyed, pledged or otherwise transferred to any other Person any of its right, title or interest in the Collateral except in accordance with or as permitted by the Note Documents.

8.22 Security Interest. On the Pre-Funding Date, the security interest in the Collateral will have been validly created and perfected in favor of the Collateral Agent on behalf of the Noteholders.

8.23 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 8, NONE OF THE OBLIGORS, ANY AFFILIATE OF THE OBLIGORS, OR ANY OTHER PERSON MAKES, AND THE OBLIGORS EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS NOTE AND THE NOTE DOCUMENTS. FOR THE AVOIDANCE OF DOUBT, THE REPRESENTATIONS AND WARRANTIES EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS SECTION 8 ARE SOLELY MADE BY THE OBLIGORS.

9. AFFIRMATIVE COVENANTS. Until Payment in Full, each Obligor shall:

9.1 Financial Statements. Furnish to the Noteholders, as soon as available, but in any event not later than forty five (45) days after the end of each calendar quarter (commencing with the calendar quarter ending March 31, 2024 and each quarter ending June 30, September 30, December 31 and March 31 thereafter), the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

9.2 Notices. Promptly, and in any event within five (5) Business Days, give notice to the Noteholders of:

(a) any event of default or material breach under, or any material modification of or amendment to, any Material Agreement;

(b) any litigation, investigation, or proceeding that may exist at any time between any Obligor or any of its Subsidiaries and any Governmental Authority or other Person;

(c) any Prepayment Event;

(d) any event of loss or material damage event with respect to any Aircraft; and

(e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

9.3 Maintenance of Existence and Property. (a) Preserve, renew, and maintain in full force and effect each Obligor’s and its Subsidiaries’ respective corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of such Obligor’s and its Subsidiaries’ respective business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Maintain and preserve all of such Obligor’s and its Subsidiaries’ respective property useful and necessary in their respective business in good working order and condition, ordinary wear and tear and casualty events excepted.

9.4 Compliance. (a) Comply in all material respects with all Laws applicable to each Obligor and its Subsidiaries and their respective business and its obligations under its Material Agreements and (b) maintain in effect and enforce policies and procedures designed to achieve compliance in all material respects by such Obligor and its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and applicable Sanctions.

9.5 Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all the Obligors’ and their respective Subsidiaries’ Tax and other material obligations of whatever nature, except where the amount or validity thereof is currently being contested diligently and in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided, as of the Closing Date, to the extent outstanding as of the date of the applicable Financial Statement, on such Financial Statement, and will be provided, following the Closing Date, on the financial statements delivered pursuant to Section 9.1.

9.6 Notices of Events of Default. As soon as possible and in any event within one (1) Business Day after it becomes aware that an Event of Default has occurred, notify the Noteholders in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9.7 Material Agreements. (a) Perform and observe, and cause its Subsidiaries to perform and observe, all the terms and provisions of each Material Agreement to be performed or observed by such Obligor and its Subsidiaries, (b) maintain each such Material Agreement in full force and effect and (c) enforce each such Material Agreement in accordance with its terms.

9.8 Maintenance of Insurance. Maintain insurance with respect to each Obligor and its Subsidiaries’ property and business on terms, conditions and insured values reasonably acceptable to Majority Noteholders, with financially sound and reputable insurance companies, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business. With respect to each Aircraft, (a) such insurance will (i) name the Agents and the Noteholders as additional insureds under the liability insurance, (ii) be on an “Agreed Value” basis and (iii) provide coverage at least as comprehensive as LSW555D (or equivalent), and (b) other than customary deductibles, no self-insurance shall be permitted.

9.9 Books and Records; Inspections.

(a) Keep proper books of records and accounts in which full, true, and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions and assets in relation to each Obligor’s and its Subsidiaries’ respective business and activities.

(b) Permit the Noteholders to visit any of the Obligors’ and their respective Subsidiaries’ properties and examine and make abstracts from any of their respective books and records at any reasonable time and as often as may reasonably be desired, and to discuss their respective business operations, properties, and financial and other condition with their respective officers and employees and their respective independent public accountants, at any reasonable time and as often as may reasonably be desired.

9.10 Further Assurances.

(a) Upon the request of the Majority Noteholders, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to (i) carry out the intent and purposes of this Note and the other Note Documents; (ii) correct any material defect or error that may be discovered in any Note Document or in the execution, acknowledgement, filing, or recordation thereof; and (iii) assure, convey, grant, assign, transfer, preserve, protect, and confirm more effectively to the Noteholders, the rights granted or now or hereafter intended to be granted to the Noteholders under any Note Document.

(b) Upon the request of the Majority Noteholders, promptly following any request therefor, furnish to the Noteholders such other information regarding the operations, business affairs and financial condition of any Obligor or any Subsidiary, or compliance with the terms of any Note Document, as the Majority Noteholders may reasonably request.

(c) With respect to any property owned by an Obligor that would constitute “Collateral”, including any such property acquired after the date hereof (which shall, for the avoidance of doubt, include any Securities Accounts maintained by the Borrower), as to which the Collateral Agent, for the benefit of the Noteholders, does not have a perfected Lien, promptly and in any event within thirty (30) days of acquiring such property: (i) execute and deliver to the Collateral Agent and the Noteholders such supplements or amendments to the Pledge Agreement, the Security Agreement or such other documents (including any Securities Account Control Agreements) as the Majority Noteholders deem reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Noteholders a first priority or second priority security interest in such property, as applicable (except for Permitted Liens) and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Noteholders a perfected interest in such property.

9.11 Minimum Utilization. On each anniversary of the Pre-Funding Date, the Borrower shall deliver to the Agent a certificate showing an average daily balance on deposit in the Cash Escrow Account during the previous twelve (12) months (the “Average Unutilized Balance”). If such average daily balance is greater than $12,500,000 (the “Threshold Amount”), then the Borrower shall, on such anniversary, pay to the Noteholders, in accordance with their Pro Rata Shares, a utilization payment equal to (a) the amount of interest that would have accrued hereunder if the Average Unutilized Balance was equal to the Threshold Amount minus (b) the amount of interest that was actually paid by the Borrower during the previous twelve (12) month period. If Payment in Full has occurred with respect to this Note prior to the Maturity Date, then on such final repayment date, the Borrower shall, as of such date, calculate the Average Unutilized Balance since the previous calculation date and shall make any required utilization payment.

10. NEGATIVE COVENANTS. Until Payment in Full, the Obligors shall not, and shall not permit any Subsidiary to:

10.1 Debt. Incur, create, or assume any Debt, except:

(a) Debt existing under this Note;

(b) Debt constituting the Senior Obligations;

(c) Debt constituting the Holdings Facility Obligations;

(d) Debt existing as of the Closing Date to the extent set forth in Schedule 8.19(a), and any refinancings, modifications, renewals, and extensions of any such Debt; provided that, as a result of such refinancing, modification, renewal or extension, (i) the principal amount of such Debt shall not be increased from the principal amount outstanding at the time of such refinancing, modification, renewal, or extension, (ii) the maturity of such Debt shall not be shortened, and (iii) the terms relating to collateral (if any) and subordination (if any) of any such refinancing, modification, renewing, or extension of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to such Obligor or the Noteholders than the terms of any agreement or instrument governing the Debt being so refinanced, modified, renewed, or extended;

(e) unsecured intercompany Debt (i) owed by any Obligor to another Obligor, (ii) owed by any Subsidiary to any other Subsidiary, and (iii) owed by any Subsidiary to an Obligor (provided that any such Debt described in clause (i) through clause (iii) above that is owed by the Borrower shall be subordinated to the Secured Obligations in a manner reasonably satisfactory to the Majority Noteholders);

(f) third-party asset-level Debt incurred by the Borrower on an arm’s length basis and on terms consistent with past practice used for the acquisition of, or refinancing of, Aircraft; provided, that such Debt shall not have a loan-to-value ratio exceeding eighty-five percent (85%) of the Retail Value of such Aircraft; and

(g) unsecured Debt, not to exceed an amount in excess of $5,000,000 in the aggregate at any time outstanding.

10.2 Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for each of the following (collectively, “Permitted Liens”):

(a) Liens created pursuant to the Security Instruments or the other Note Documents;

(b) Liens securing the Senior Obligations;

(c) Liens securing the Holdings Facility Obligations;

(d) Liens in existence as of the Closing Date to the extent set forth in Schedule 10.2, and any renewals, modifications, replacements, and extensions of such Liens; provided that (i) the aggregate principal amount of the Debt secured by such Liens does not increase from that amount outstanding at the time of any such renewal, modification, replacement, or extension and (ii) any such renewal, modification, replacement, or extension does not encumber any additional assets or properties of any Obligor (other than assets or properties that become encumbered as a result of compliance with any after-acquired collateral or guarantee obligations in effect under the agreements governing such Debt);

(e) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of any Obligor or its applicable Subsidiary in conformity with GAAP;

(f) Liens on Aircraft securing Debt permitted under Section 10.1(f); provided that, there shall at all times be at least two (2) Aircraft that are wholly owned by the Borrower and are free of and clear of all Liens (other than Liens permitted under Section 10.2(g));

(g) Liens arising from cash deposits placed on acquired Aircraft by purchasers and/or owners of fractional interests of such Aircraft;

(h) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings diligently conducted;

(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens rights or set-off or similar rights;

(j) carriers’, warehouseman’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Obligor or any Subsidiary in conformity with GAAP;

(k) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Debt and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any such Obligor or any such Subsidiary;

(l) judgment Liens to the extent not resulting in an Event of Default pursuant to Section 11.6;

(m) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(n) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(o) purported Liens evidenced by the filing of precautionary UCC financing statements or similar filings relating solely to operating leases or consignments of personal property entered into in the ordinary course of business; and

(p) licenses of software and other intangible property licensed by licensors to any Obligor or any Subsidiary, including restrictions and prohibitions on encumbrances and transferability with respect to such property and such Obligor’s or such Subsidiary’s interests therein imposed by such licenses, and Liens encumbering such licensors’ titles and interests in such property and to which such Obligor’s or Subsidiary’s license interests may be subject or subordinate.

10.3 Nature of Business; Mergers.

(a) Enter into any business, directly or indirectly, except for those businesses in which such Obligor is engaged on the date of this Note or that are reasonably related thereto.

(b) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary (that is not an Obligor) may merge into an Obligor (other than the Borrower) in a transaction in which such Obligor is the surviving Person, (ii) any Obligor (other than the Borrower) may merge into any other Obligor (other than the Borrower) in a transaction in which the surviving entity is an Obligor, (iii) any Subsidiary that is not an Obligor may merge into any other Subsidiary that is not an Obligor and (iv) any Subsidiary that is not an Obligor may liquidate or dissolve if such Obligor determines in good faith that such liquidation or dissolution is in the best interests of such Obligor and is not materially disadvantageous to the Noteholders.

(c) Make or permit a change in any, or adopt any new or different, U.S. federal or applicable income tax classification of the Borrower or any of its Subsidiaries, whether by affirmative election, Tax filing or otherwise (other than an automatic change from a partnership to a disregarded entity or from a disregarded entity to a partnership, by reason of a change in the number of owners of such Person).

10.4 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise), or capital contribution to, or purchase, hold, or acquire any Equity Interests, bonds, notes, debentures, or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”).

10.5 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, or other acquisition of, any Equity Interests of any Obligor or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Obligor or such Subsidiary (collectively, “Restricted Payments”) except that Parent may make Restricted Payments to the holders of the Series A Non-Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) pursuant to the certificate of designation of such Series A Preferred Stock.

10.6 Dispositions. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any Equity Interests (other than Equity Interests of the Parent, to the extent such sale would not trigger an Event of Default pursuant to Section 11.8) to any Person, except:

(a) the sale by the Borrower of the Holdings Facility Aircraft in reliance on Section 9.6(a) of the Holdings Facility Agreement or the sale of its other Aircraft in reliance on Section 9.6(c) of the Holdings Facility Agreement;

(b) the sale by the Borrower of fractional interests in its Aircraft pursuant to its fractional aircraft ownership program (the “Disposed Aircraft”) so long as one-hundred percent (100%) of the proceeds received by or on behalf of the Borrower in respect of any such sale less any such proceeds required to be repaid and in fact applied to repay, any permitted third party Debt secured by such Aircraft is (i) paid in full into the Cash Escrow Account or (ii) at the request of the Borrower and as may be agreed to by the Majority Noteholders in their reasonable discretion, applied as cash consideration (including to fund cash deposits) for the acquisition of additional Aircraft (the “Relevant Aircraft”); provided that substantially concurrently with the application of proceeds to such Relevant Aircraft in reliance on this clause (ii), the Borrower shall deliver to the Administrative Agent a certificate of an authorized officer certifying that 100% of the proceeds received by or on behalf of the Borrower in respect of the sale of the Disposed Aircraft is being applied to the purchase of the Relevant Aircraft on the date of such certificate;

(c) the sale or disposition of idle, obsolete or worn-out property in the ordinary course of business;

(d) the sale of inventory in the ordinary course of business;

(e) sales or dispositions to the Borrower or any Subsidiary; provided, that any such sales or dispositions involving a Subsidiary shall be made in compliance with Section 10.7;

(f) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any intellectual property rights;

(g) non-exclusive licenses or sublicenses of intellectual property rights in the ordinary course of business; and

(h) other sales or dispositions (including casualty and condemnation events) in the ordinary course of business; provided, that, upon the occurrence of any Prepayment Event, the Borrower shall comply with Section 3.6.

10.7 Transactions with Affiliates. Enter into, cause, suffer or permit to exist any transaction, contract or other arrangement, including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any Affiliate (each, an “Affiliate Transaction”), except (a) transactions among the Parent Guarantors and any non-Obligor Affiliate, (b) transactions that are entered into in the ordinary course of business, on fair and reasonable terms no less favorable to such Obligor than those that would have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate, (c) sale and lease back transactions with Affiliates for aircraft other than the Aircraft in the ordinary course of business and consistent with past practices; (d) to the extent permitted by applicable Law, customary loans to the holders of Equity Interests in the ordinary course of business not to exceed amounts reflected in the Borrower’s financial statements and the transactions set forth on Schedule 10.7. For the avoidance of doubt, no transfer of Collateral shall be permitted unless approved in writing by the Majority Noteholders.

10.8 Restrictive Agreements. Enter into or permit to exist or become effective any consensual encumbrance, restriction or prohibition on the ability of any Obligor or any Subsidiary to: (a) create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations, (b) pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to an Obligor or (c) transfer any of its assets to an Obligor, in each case, except for such restrictions or prohibitions (i) arising under the Note Documents, (ii) arising under the Senior Loan Agreement, (iii) arising under the Holdings Facility Agreement or (iv) in effect on the Pre-Funding Date imposed by an agreement relating to Debt permitted by Section 10.1(d).

10.9 Amendments of Material Documents. Amend, supplement, or otherwise modify (pursuant to a waiver or otherwise): (a) its articles of incorporation, certificate of designation, operating agreement, bylaws, or other organizational document, (b) the (***) Purchase Agreement, or (c) the terms and conditions of any Material Agreement, in each case, to the extent adverse to the interests of the Noteholders.

10.10 Subordinated Debt.

(a) Make, or offer to make, any optional or voluntary payment or prepayment on or redemption, defeasance, or purchase of any amounts (whether principal or interest) payable under any Subordinated Debt.

(b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any of the terms of any Subordinated Debt.

10.11 Use of Proceeds. Use the proceeds of the Loan for any purpose other than (a) to fund deposits and other cash consideration to acquire certain “Firm Aircraft” and “Option Aircraft” pursuant to the (***) Purchase Agreement or any equivalent term pursuant to any other purchase agreement with a manufacturer of Aircraft to which an Obligor is a party, in each case, to be owned by the Borrower and operated by Exclusive Jets, LLC, a direct wholly-owned Subsidiary of Holdings, (b) to pay fees and other transactional expenses incurred under the Note Documents, and (c) to fund deposits and close on commitments in respect of fractional interests in Aircraft.

10.12 Special Purpose Companies.

(a) Parent’s sole business shall be the ownership of the membership interests of Holdings. Parent covenants that it shall not engage in any other activities (other than those incidental to its organization and other appropriate steps for the ownership of the membership interests of Holdings, the authorization and execution of the Note Documents to which it is a party and the activities referred to in or contemplated by the Note Documents).

(b) Holdings’ sole business shall be the ownership of the membership interests of the Borrower and of other Subsidiaries involved in the operation, maintenance, and management of aircraft, including aircraft owned by the Borrower or bought or sold through the Borrower. Holdings covenants that it shall not engage in any other activities (other than those incidental to its organization and other appropriate steps for the ownership of the membership interests of the Borrower, the authorization and execution of the Note Documents to which it is a party and the activities referred to in or contemplated by the Note Documents).

10.13 Press Releases. Publicly announce or advertise the Noteholders’ engagement under this Note or any of the other Note Documents without the prior written consent and approval of the Majority Noteholders.

11. EVENTS OF DEFAULT. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

11.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for three (3) Business Days.

11.2 Breach of Representations and Warranties. Any representation or warranty made by any Obligor or the Personal Guarantor to the Noteholders herein or in the other Note Documents is incorrect in any material respect on the date as of which such representation or warranty was made.

11.3 Breach of Covenants. Any Obligor or the Personal Guarantor fails to observe or perform (a) any covenant, condition, or agreement contained in Section 9 or Section 10 or (b) any other covenant, obligation, condition, or agreement contained in this Note or the other Note Documents, other than those specified in clause (a) of Section 11.1, and with respect to either clause (a) or clause (b) above, such failure continues for ten (10) calendar days after the earlier to occur of written notice of such failure provided to the Borrower by the Administrative Agent (acting with the consent of or at the direction of the Majority Noteholders) or knowledge of such failure by an authorized officer of the Borrower.

11.4 Cross-Defaults. Any (a) “event of default” or similar event occurs under any agreement(s) evidencing or relating to Debt of any Obligor or any Subsidiary (other than the Debt hereunder), which Debt has an aggregate outstanding principal amount in excess of $2,500,000 (“Material Debt”) or (b) event or condition occurs (i) that results in any such Material Debt becoming due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice, but subject to any applicable grace periods) the holder or holders of such Material Debt or any trustee or agent on its or their behalf to cause such Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity which in any of these events remains an event of default for more than thirty (30) days and the applicable Obligor has not received a written waiver of such event of default or similar event on or prior to such date. Notwithstanding the foregoing, the Senior Obligations and the Holdings Facility Obligations shall in each case constitute “Material Debt” hereunder.

11.5 Bankruptcy.

(a) Any Obligor commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or any Obligor any of their respective Subsidiaries makes a general assignment for the benefit of its creditors;

(b) There is commenced against any Obligor any of their respective Subsidiaries any case, proceeding, or other action of a nature referred to in Section 11.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

(c) There is commenced against any Obligor or any of their respective Subsidiaries any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d) Any Obligor or any of their respective Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 11.5(a), Section 11.5(b), or Section 11.5(c) above; or

(e) Any Obligor shall be unable to, or admits in writing its inability to, pay its debts as they become due.

11.6 Judgments. One or more judgments or decrees in an amount in excess of $250,000 and not covered by insurance shall be entered against any Obligor and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

11.7 ERISA Event. An ERISA Event shall have occurred that, in the opinion of the Majority Noteholders, upon the written advice of qualified counsel, would reasonably be expected to result in a Material Adverse Effect.

11.8 Change of Control. A Change of Control shall occur without the consent of the Majority Noteholders.

11.9 Note Documents. If (a) any material provision of any Note Document ceases for any reason to be valid, binding, and in full force and effect, other than as expressly permitted hereunder or thereunder, (b) any Obligor or the Personal Guarantor contests in any manner the validity or enforceability of any provision of any Note Document, or (c) any Obligor or the Personal Guarantor denies that it has any or further liability or obligation under any provision of any Note Document or purports to revoke, terminate, or rescind any provision of any Note Document.

12. REMEDIES.

12.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Majority Noteholders may, at in their respective sole discretion, (a) by written notice to the Borrower declare the Outstanding Principal Amount of the Loan, together with all accrued interest thereon and all other Secured Obligations payable under this Note, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under any Note Document or applicable Law; provided, however, that if an Event of Default described in Section 11.5 shall occur, the Outstanding Principal Amount of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of any Noteholder.

12.2 Application of Proceeds. At any time after the occurrence and during the continuance of any Event of Default, all payments made under this Note shall be applied first to the payment of costs and expenses related to the enforcement of this Note and to the payment of any fees, expenses, and reimbursements of the Administrative Agent and the Collateral Agent outstanding hereunder or under the Note Documents, second to the payment of any fees, expenses and reimbursement of the Noteholders outstanding hereunder on a pro rata basis, third to accrued and unpaid interest under the Note on a pro rata basis, and fourth to the payment of the Outstanding Principal Amount under the Note on a pro rata basis.

13. THE ADMINISTRATIVE AGENT

13.1 Appointment of the Administrative Agent.

(a) Each of the Noteholders appoints the Administrative Agent to act as its agent under and in connection with the Note Documents.

(b) Each of the Noteholders authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under, or in connection with, the Note Documents together with any other incidental rights, powers, authorities and discretions.

13.2 Instructions.

(a) The Administrative Agent shall:

(i) exercise or refrain from exercising any right, power, authority or discretion vested in it as Administrative Agent (including, without limitation, make any designation, determination, judgment, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), upon receipt of and in accordance with any instructions given to it by (unless otherwise expressly provided for in the Note Documents):

(A) all Noteholders if the relevant Note Document expressly stipulates the matter is an all Noteholder decision; and

(B) in all other cases, the Majority Noteholders; and

(ii) not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with clause (i) above (or, if this Note stipulates the matter is a decision for any Noteholder or group of Noteholders, in accordance with instructions given to it by that Noteholder or group of Noteholders) and (B) in its capacity as Administrative Agent under the Note Documents (other than by reason of the Administrative Agent’s gross negligence or willful misconduct).

For the avoidance of doubt, without limiting any rights, protections, immunities or indemnities afforded to the Administrative Agent hereunder (including without limitation this Section 13), phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,”

“designed by the Administrative Agent”, “specified by the Administrative Agent”, “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” “in the opinion of the Administrative Agent,” and phrases of similar import that authorize or permit the Administrative Agent to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Administrative Agent receiving a direction from the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders).

(b) Any instructions given by the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders), shall be in writing and any instructions by the Majority Noteholders on matters which do not require the consent or instructions of all the Noteholders as specified in this Note shall be binding on all the Noteholders.

(c) The Administrative Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Administrative Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall be fully justified in failing or refusing to take any action under this Note or any other Note Document unless it shall first (x) receive in writing direction from the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) and (y) be indemnified and provided with adequate security to its sole satisfaction by such Noteholders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action.

(d) Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Note Document and unless otherwise expressly provided for in a Note Document, any instructions given to the Administrative Agent by the Majority Noteholders shall override any conflicting instructions given by any other Party and will be binding on all Finance Parties.

(e) Without prejudice to clause (a)(ii) above, clause (a)(i) above shall not apply in respect of any provision which protects the Administrative Agent’s own position in its personal capacity as opposed to its role of Administrative Agent for the relevant Finance Parties.

(f) The Administrative Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Note Documents and which may include payment in advance) for any cost, loss or liability which it may reasonably incur in complying with those instructions.

(g) Without prejudice to the remainder of this Section 13.2, in the absence of instructions, the Administrative Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Noteholders.

13.3 Duties of the Administrative Agent.

(a) The Administrative Agent’s duties under the Note Documents are solely mechanical and administrative in nature.

(b) Subject to clause (c) below, the Administrative Agent shall promptly make available to the Parties the original or a copy of any document or notice which is delivered to the Administrative Agent for that Party by any other Party.

(c) Without prejudice to Section 15.9, clause (b) above shall not apply to any permitted assignment and assumption agreement.

(d) Notwithstanding anything set out in a Note Document, the Administrative Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e) If the Administrative Agent receives notice from a Party referring to any Note Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstance described has actually occurred or whether it constitutes a Default.

(f) If the Administrative Agent is aware of the non-payment of any principal, interest or any fee payable to a Finance Party under this Note, it shall promptly notify the other Finance Parties.

(g) The Administrative Agent shall have only those duties, obligations and responsibilities expressly specified in the Note Documents to which it is expressed to be a party (and no others shall be implied).

13.4 No Fiduciary Duties.

(a) Nothing in any Note Document constitutes the Administrative Agent as a trustee or fiduciary of any other Person.

(b) The Administrative Agent shall not be bound to account to the other Finance Parties for any sum or the profit element of any sum received by it for its own account.

13.5 Application of Receipts. Except as expressly stated to the contrary in any Note Document, any moneys which the Administrative Agent receives or recovers in its capacity as Administrative Agent shall be applied by the Administrative Agent in accordance with Section 5.2.

13.6 Business with the Obligors. Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any of the Obligors.

13.7 Rights and Discretions.

(a) The Administrative Agent may:

(i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorized;

(ii) assume that:

(A) any instructions received by it from the Majority Noteholders any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Note Documents; and

(B) unless it has received written notice of revocation, that those instructions have not been revoked; and

(iii) rely on a certificate from any Person:

(A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that Person; or

(B) to the effect that such Person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of clause (iii)(A) above, may assume the truth and accuracy of that certificate.

(b) The Administrative Agent may assume (unless it has received written notice to the contrary in its capacity as agent for the Finance Parties) that:

(i) no Default has occurred (unless it has actual knowledge of an Event of Default arising under Section 11.1);

(ii) any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii) any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(c) The Administrative Agent may engage (at the Borrower’s expense) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d) Without prejudice to the generality of clause (c) above or clause (e) below, the Administrative Agent may at any time engage (at the Borrower’s expense) the services of any lawyers to act as independent counsel to the Administrative Agent (and so separate from any lawyers instructed by the Noteholders) if the Administrative Agent in its reasonable opinion deems this to be desirable.

(e) The Administrative Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Administrative Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f) The Administrative Agent may act in relation to the Note Documents and the Collateral through its officers, employees, delegate, receiver and agents and shall not:

(i) be liable for any error of judgment made by any such person; or

(ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(g) Unless a Note Document expressly provides otherwise the Administrative Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Note Documents.

(h) Notwithstanding any provision of any Note Document to the contrary, the Administrative Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i) Notwithstanding any provision of any Note Document to the contrary, the Administrative Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

13.8 Responsibility for Documentation. The Administrative Agent is not responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Administrative Agent, the Collateral Agent, an Obligor or any other Person in, or in connection with, any Note Document or the transactions contemplated in the Note Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Note Document or the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Note Document or the Collateral; or

(c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable Law or regulation relating to insider dealing or otherwise.

13.9 No Duty to Monitor. The Administrative Agent shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Obligor of its obligations under any Note Document; or

(c) whether any other event specified in any Note Document has occurred.

13.10 Exclusion of Liability.

(a) Without limiting clause (b) below or any other provision of any Note Document excluding or limiting the liability of the Administrative Agent, the Administrative Agent will not be liable for:

(i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Note Document or the Collateral, unless directly caused by its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction;

(ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Note Document, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Note Document or the Collateral other than by reason of its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction;

(iii) any shortfall which arises on the enforcement or realization of the Collateral so long as the Administrative Agent has otherwise acted in accordance with the terms of the Note Documents and applicable Law; or

(iv) without prejudice to the generality of clause (i) through and including clause (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the actual fraud of the Administrative Agent) arising as a result of:

(A) any act, event or circumstance not reasonably within its control; or

(B) the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b) No Party other than the Administrative Agent may take any proceedings against any officer, employee, delegate, receiver or agent of the Administrative Agent in respect of any claim it might have against the Administrative Agent or in respect of any act or omission of any kind by that officer, employee, delegate, receiver or agent in relation to any Note Document or any Collateral and any officer, employee, delegate, receiver or agent of the Administrative Agent may rely on this Section 13.10.

(c) The Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Note Documents to be paid by the Administrative Agent if the Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Administrative Agent for that purpose.

(d) Nothing in this Note shall oblige the Administrative Agent to carry out:

(i) any “know your customer” or other checks in relation to any person; or

(ii) any check on the extent to which any transaction contemplated by this Note might be unlawful for any Noteholder,

on behalf of any Noteholder and each Noteholder confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent.

(e) Without prejudice to any provision of any Note Document excluding or limiting the Administrative Agent’s liability, any liability of the Administrative Agent arising under or in connection with any Note Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Administrative Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Administrative Agent at any time which increase the amount of that loss. In no event shall the Administrative Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Administrative Agent has been advised of the possibility of such loss or damages.

(f) The Administrative Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note or any other Note Document, or to inspect the properties, books or records of any Obligor or any other Person.

(g) The Administrative Agent shall not be responsible in any manner for any recitals, statements, representations or warranties contained in this Note or any other Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Note or any other Note Document or for the creation, perfection or priority of any Lien or security interest created or purported to be created hereunder or under any other Note Document.

(h) The rights, privileges, protections, immunities and benefits given to the Administrative Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable: (i) by the Administrative Agent in each Note Document and any other document related hereto or thereto to which it is a party and (ii) the entity serving as the Administrative Agent in each of its capacities hereunder and in each of its capacities under any Note Document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any Note Document or related document, as the case may be.

13.11 Noteholders’ Indemnity to the Administrative Agent.

(a) Each Noteholder shall (in proportion to its Pro Rata Share or, if the Pro Rata Share is zero, to its share of the Loan outstanding) indemnify the Administrative Agent, within ten (10) calendar days of written demand, against any cost, loss or liability incurred by the Administrative Agent (other than by reason of the Administrative Agent’s gross negligence or willful misconduct as determined by a final non appealable judgment of a court of competent jurisdiction) in acting as Administrative Agent under the Note Documents (unless the Administrative Agent has been reimbursed by an Obligor pursuant to a Note Document).

(b) The Borrower shall immediately on demand reimburse any Noteholder for any payment that Noteholder makes to the Administrative Agent pursuant to clause (a) above.

(c) The covenants contained in this Section 13.11 shall survive Payment in Full of the Loan or any Noteholder’s portion of the Loan and all other obligations under this Note and the other Note Documents and the earlier resignation or replacement of the Administrative Agent.

13.12 Resignation or Replacement of the Administrative Agent.

(a) The Administrative Agent may resign and appoint one of its Affiliates as successor by giving five (5) Business Days’ prior written notice to the other Finance Parties and the Borrower.

(b) Alternatively, the Administrative Agent may resign by giving thirty (30) days’ prior written notice to the other Finance Parties and the Borrower, in which case the Majority Noteholders may appoint a successor Administrative Agent.

(c) If the Majority Noteholders have not appointed a successor Administrative Agent in accordance with clause (b) above within twenty (20) days after notice of resignation was given (or such earlier day as may be agreed by the Majority Noteholders), the retiring Administrative Agent may (but shall not be obliged to) appoint a successor Administrative Agent or petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(d) The retiring Administrative Agent shall, at the Borrower’s cost, make available to the successor Administrative Agent such documents and records and provide such assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as Administrative Agent under the Note Documents. The Borrower shall indemnify the retiring Administrative Agent prior to it being required to undertake any actions referred to in this clause (d) for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance.

(e) The retiring Administrative Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Administrative Agent shall be discharged from any further obligation in respect of the Note Documents (other than its obligations under clause (d) above) but shall remain entitled to the benefit of this Section 13 and any other provisions of a Note Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Administrative Agent. Any fees for the account of the retiring Administrative Agent shall cease to accrue from (and shall be payable on) the date on which a successor is appointed. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been a Party as of the Closing Date.

(g) The Majority Noteholders may, by notice to the Administrative Agent, require the Administrative Agent to resign in accordance with clause (b) above. In this event, the Administrative Agent shall resign in accordance with clause (b) above but the cost referred to in clause (d) above shall be for the account of the Borrower.

(h) The consent of the Borrower (or any Obligor) is not required for an assignment or transfer of rights and/or obligations by the Administrative Agent in accordance with this Note.

13.13 Confidentiality.

(a) In acting as Administrative Agent for Noteholders, the Administrative Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by a division or department of the Administrative Agent other than the division or department responsible for complying with the obligations assumed by it under the Note Documents, that information may be treated as confidential to that division or department, and the Administrative Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c) Without prejudice to Section 13.4, the Administrative Agent is not obliged to disclose to any other Person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

13.14 Relationship with the other Finance Parties.

(a) The Administrative Agent may treat the Person shown in its records as “Noteholder” at the opening of business (in the place of the Administrative Agent’s principal office as notified to the Finance Parties from time to time) as a “Noteholder”:

(i) entitled to or liable for any payment due under any Note Document on that day; and

(ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Note Document made or delivered on that day,

Unless it has received not less than five (5) Business Days’ prior written notice from that Noteholder to the contrary in accordance with the terms of this Note.

(b) Each Noteholder shall supply the Administrative Agent with any information that the Administrative Agent or the Collateral Agent may reasonably specify (through the Administrative Agent) as being necessary or desirable to enable the Administrative Agent or the Collateral Agent, as applicable, to perform its functions as Administrative Agent or Collateral Agent, as applicable. Each Finance Party shall deal with the Collateral Agent exclusively through the Administrative Agent and shall not deal directly with the Collateral Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties to or by the Collateral Agent in this Note must be given or sought through the Administrative Agent.

(c) Any Noteholder may by notice to the Administrative Agent appoint a Person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Noteholder under the Note Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under this Note) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Noteholder for the purposes of Section 15.1 and the Administrative Agent shall be entitled to treat such Person as the Person entitled to receive all such notices, communications, information and documents as though that Person were that Noteholder.

13.15 Credit Appraisal by the Noteholders. Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Note Document, each Finance Party confirms to the Administrative Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Note Document including but not limited to:

(a) the financial condition, status and nature of each Obligor;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Note Document, the Collateral and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document or the Collateral;

(c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Note Document, the Collateral, the transactions contemplated by the Note Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document or the Collateral;

(d) the adequacy, accuracy or completeness of any information provided by the Administrative Agent or any Party or by any other Person under, or in connection with, any Note Document, the transactions contemplated by any Note Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document; and

(e) the right or title of any Person in or to or the value or sufficiency of any part of the Collateral, the priority of any of the Collateral or the existence of any security interest affecting the Collateral.

13.16 Administrative Agent’s Management Time. Any amount payable to the Administrative Agent under Section 13.11, Section 13.23, and Section 15.2 shall include the cost of utilizing the Administrative Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Administrative Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Administrative Agent under Section 15.2.

13.17 Deduction from Amounts Payable by the Administrative Agent. If any Party owes an amount to the Administrative Agent under the Note Documents, the Administrative Agent may, after giving notice to Party, deduct an amount not exceeding that amount from any payment to that Party which the Administrative Agent would otherwise be obliged to make under the Note Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Note Documents that Party shall be regarded as having received any amount so deducted.

13.18 Reliance and Engagement Letters. Each Noteholder confirms that the Administrative Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Administrative Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Note Documents or the transactions contemplated in the Note Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

13.19 Full Freedom to Enter into Transactions. Without prejudice to Section 13.6 or any other provision of a Note Document and notwithstanding any rule of law or equity to the contrary, the Administrative Agent shall be absolutely entitled:

(a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any Person who is party to, or referred to in, a Note Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Note or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any Person who is party to, or referred to in, a Note Document);

(b) to deal in and enter into and arrange transactions relating to:

(i) any securities issued or to be issued by any Obligor or any other Person; or

(ii) any options or other derivatives in connection with such securities; and

(c) to provide advice or other services to the Borrower or any Person who is a party to, or referred to in, a Note Document,

and, in particular, the Administrative Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by clause (a), clause (b) and clause (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

13.20 Majority Noteholders’ Instructions.

(a) Notwithstanding anything to the contrary contained in the Note Documents, the Parties acknowledge that where any provision in a Note Document refers to the Administrative Agent being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Note Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) and in doing so shall be deemed to have acted reasonably.

(b) Any instructions given by the Majority Noteholders or the Noteholders shall be in writing and any instructions by the Majority Noteholders on matters which do not require the consent or instructions of all the Noteholders as specified in this Agreement shall be binding on all the Noteholders.

13.21 Determinations by Administrative Agent. Where there is any reference in this Note or any other Note Document to the Administrative Agent acting reasonably or properly, or doing an act or coming to a determination, opinion or belief that is reasonable or proper, or any similar or analogous reference, the Administrative Agent shall, where it has sought such instructions from the Majority Noteholders, be deemed to be acting reasonable and properly or doing an act or coming to a determination, opinion or belief that is reasonable if the Administrative Agent acts on the instructions of the Majority Noteholders where there is in this Note or any other Note Document a provision to the effect that the Administrative Agent is not to unreasonably withhold or delay it consent or approval.

13.22 Amounts Paid In Error.

(a) If the Administrative Agent pays an amount to any Noteholder and the Administrative Agent notifies such Noteholder that such payment was a payment of an amount by the Administrative Agent to another Party which the Administrative Agent determines (in its sole discretion) was made in error (an “Erroneous Payment”), then the Noteholder to whom that amount was paid by the Administrative Agent shall on demand refund the same to the Administrative Agent together with interest on that amount from the date of payment to the date of receipt by the Administrative Agent calculated by the Administrative Agent at a rate determined in accordance with banking industry rules on interbank compensation from time to time in effect, unless such Erroneous Payment was made as a result of gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, of the Administrative Agent, or such interest is waived by the Administrative Agent, in each case, interest will not be due from the relevant Party having received such Erroneous Payment.

(b) Neither:

(i) the obligations of any Party to the Administrative Agent; nor

(ii) the remedies of the Administrative Agent,

(whether arising under this Section 13.22 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this clause (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Administrative Agent or any other Party).

(c) All payments to be made by a Party to the Administrative Agent (whether made pursuant to this Section 13.22 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

13.23 Additional Indemnity. In addition to the indemnification obligations set forth in Section 15.3 each Obligor shall, within ten (10) days of demand therefor, indemnify the Indemnified Parties against any cost, loss or liability incurred by the Administrative Agent as a result of (a) investigating any event which the Administrative Agent or the Majority Noteholders reasonably believe is a Default; (b) acting or relying on any notice, request or instruction which the Administrative Agent or the Majority Noteholders reasonably believe to be genuine, correct and appropriately authorize; (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Note Documents or as may be reasonably require by the Administrative Agent or the Majority Noteholders; and (d) any cost, loss or liability incurred by any Indemnified Party (otherwise than by reason of that Indemnified Party’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction).

14. THE COLLATERAL AGENT

14.1 Trust.

(a) Each Finance Party (other than the Collateral Agent) hereby irrevocably appoints and authorizes Kroll Trustee Services Limited to act as its trustee in connection with the Collateral and to hold the Collateral in trust for the Noteholders on the terms contained in this Note and deal with the Collateral in accordance with this Section 14 and the other provisions of the Note Documents.

(b) The Collateral Agent accepts its appointment under clause (a) above as trustee of the Collateral with effect from the date of this Note and declares that it holds the Collateral in trust for the Noteholders on the terms contained in this Note and shall deal with the Collateral in accordance with this Section 14 and the other provisions of the Note Documents.

(c) Each other Finance Party authorizes the Collateral Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under, or in connection with, the Note Documents together with any other incidental rights, powers, authorities and discretions.

14.2 [Reserved].

14.3 Enforcement through Collateral Agent only.

(a) The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Collateral or to exercise any right, power, authority or discretion arising under the Security Instruments except through the Collateral Agent.

14.4 Instructions.

(a) The Collateral Agent shall:

(i) exercise or refrain from exercising any right, power, authority or discretion (including, without limitation, make any designation, determination, judgment, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), vested in it as Collateral Agent upon receipt of and in accordance with any instructions given to it by (unless otherwise expressly provided for in the Note Documents):

(A) all Noteholders (or the Administrative Agent on their behalf) if the relevant Note Document expressly stipulates the matter is an all Noteholder decision; and

(B) in all other cases, the Majority Noteholders (or the Administrative Agent on their behalf).

For the avoidance of doubt, without limiting any rights, protections, immunities or indemnities afforded to the Collateral Agent hereunder (including without limitation this Section 14), phrases such as “satisfactory to the Collateral Agent,” “approved by the Collateral Agent,” “acceptable to the Collateral Agent,” “as determined by the Collateral Agent,” “designed by the Collateral Agent”, “specified by the Collateral Agent”, “in the Collateral Agent’s discretion,” “selected by the Collateral Agent,” “elected by the Collateral Agent,” “requested by the Collateral Agent,” “in the opinion of the Collateral Agent,” and phrases of similar import that authorize or permit the Collateral Agent to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Collateral Agent receiving a direction from the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders); and

(ii) not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with clause (a)(i) above (or if this Note stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties) or (B) in its capacity as Collateral Agent under the Note Documents.

(b) Any instructions given by the Majority Noteholder (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) shall be in writing and any instructions by the Majority Noteholders on matters which do not require the consent or instructions of all Noteholders as specified in this Note shall be binding on all the Noteholders.

(c) The Collateral Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Noteholders (or the Administrative Agent on their behalf) (or, if the relevant Note Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Collateral Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. The Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall be fully justified in failing or refusing to take any action under this Note or any other Note Document unless it shall first (x) receive in writing direction from the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) and (y) be indemnified and provided with adequate security to its sole satisfaction by such Noteholders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action.

(d) Save in the case of decisions stipulated to be a matter for any other Noteholder or other group of Noteholders under the relevant Note Document and unless a contrary indication appears in a Note Document, any instructions given to the Collateral Agent by the Majority Noteholders or the Administrative Agent (acting on the instructions of the Majority Noteholders) shall override any conflicting instructions given by any other Parties and will be binding on all Noteholders.

(e) Without prejudice to clause (a)(ii) above, clause (a)(i) above shall not apply in respect of any provision which protects the Collateral Agent’s own position in its personal capacity as opposed to its role of Collateral Agent for the relevant Finance Parties.

(f) In exercising any discretion to exercise a right, power or authority under the Note Documents where either:

(i) it has not received any instructions as to the exercise of that discretion; or

(ii) the exercise of that discretion is subject to Section 14.4(a)(ii) above, the Collateral Agent shall do so having regard to the interests of all the Finance Parties.

(g) The Collateral Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Note Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h) Without prejudice to the remainder of this Section 14.4, in the absence of instructions, the Collateral Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Note Documents as it considers in its discretion to be appropriate.

14.5 Duties of the Collateral Agent.

(a) The Collateral Agent’s duties under the Note Documents are solely mechanical and administrative in nature.

(b) The Collateral Agent shall make available to a Party the original or a copy of any document which is delivered to the Collateral Agent for that Party by any other Party.

(c) Except where a Note Document specifically provides otherwise, the Collateral Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d) If the Collateral Agent receives notice from a Party referring to any Note Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstances described has actually occurred or whether it constitutes a Default.

(e) The Collateral Agent shall have only those duties, obligations and responsibilities expressly specified in the Note Documents to which it is expressed to be a party (and no others shall be implied).

14.6 No Fiduciary Duties.

(a) Nothing in any Note Document constitutes the Collateral Agent as an agent, trustee or fiduciary of any Obligor or any other person.

(b) The Collateral Agent shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

14.7 Business with the Obligors. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Obligor.

14.8 Rights and Discretions.

(a) The Collateral Agent may:

(i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorized;

(ii) assume that:

(A) any instructions received by it from the Majority Noteholders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Note Documents;

(B) unless it has received written notice of revocation, that those instructions have not been revoked; and

(C) if it receives any instructions to act in relation to the Collateral, that all applicable conditions under the Note Documents for so acting have been satisfied; and

(iii) rely on a certificate from any person:

(A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B) to the effect that such Person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of clause (iii)(A) above, may assume the truth and accuracy of that certificate.

(b) The Collateral Agent shall be entitled to carry out all dealings with the other Finance Parties through the Administrative Agent and may give to the Administrative Agent any notice or other communication required to be given by the Collateral Agent to any Finance Party.

(c) The Collateral Agent may assume (unless it has received written notice to the contrary in its capacity as security agent for the Finance Parties) that:

(i) no Default has occurred;

(ii) any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii) any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of the Obligors.

(d) The Collateral Agent may engage (at the Borrower’s cost) for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e) Without prejudice to the generality clause (c) above or clause (f) below, the Collateral Agent may at any time engage (at the Borrower’s cost) for the services of any lawyers to act as independent counsel to the Collateral Agent (and so separate from any lawyers instructed by the Administrative Agent or the Noteholders) if the Collateral Agent in its reasonable opinion deems this to be desirable.

(f) The Collateral Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Collateral Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g) The Collateral Agent may act in relation to the Note Documents and the Collateral through its officers, employees, delegate, receiver and agents and shall not:

(i) be liable for any error of judgment made by any such person; or

(ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(h) Unless a Note Document expressly provides otherwise the Collateral Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Note Documents.

(i) Without prejudice to Section 14.6 and notwithstanding any other provision of any Note Document to the contrary, the Collateral Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j) Notwithstanding any provision of any Note Document to the contrary, the Collateral Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

14.9 Responsibility for Documentation. The Collateral Agent shall not be responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Administrative Agent, the Collateral Agent, an Obligor or any other Person in, or in connection with, any Note Document or the transactions contemplated in the Note Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Note Document or the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Note Document or the Collateral; or

(c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable Law or regulation relating to insider dealing or otherwise.

14.10 No Duty to Monitor. The Collateral Agent shall not be bound to inquire:

(a) whether or not any Event of Default has occurred;

(b) as to the performance, default or any breach by any Obligor of its obligations under any Note Document; or

(c) whether any other event specified in any Note Document has occurred.

14.11 Exclusion of Liability.

(a) Without limiting clause (b) below (and without prejudice to any other provision of any Note Document excluding or limiting the liability of the Collateral Agent), the Collateral Agent will not be liable for:

(i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Note Document or the Collateral, unless directly caused by its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction;

(ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Note Document, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Note Document or the Collateral other than by reason of its gross negligence of willful misconduct; or

(iii) any shortfall which arises on the enforcement or realization of the Collateral so long as the Collateral Agent has otherwise acted in accordance with the terms of the Note Documents and applicable Law; or

(iv) without prejudice to the generality of clause (i) through and including clause (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever

(including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the actual fraud of the Administrative Agent) arising as a result of:

(A) any act, event or circumstance not reasonably within its control; or

(B) the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b) No Party other than the Collateral Agent may take any proceedings against any officer, employee, receiver, delegate or agent of the Collateral Agent in respect of any claim it might have against the Collateral Agent or in respect of any act or omission of any kind by that officer, employee, receiver, delegate or agent in relation to any Note Document or any Collateral and any officer, employee, receiver, delegate or agent of the Collateral Agent may rely on this Section 14.11.

(c) The Collateral Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Note Documents to be paid by the Collateral Agent if the Collateral Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Collateral Agent for that purpose.

(d) Nothing in this Note shall oblige the Collateral Agent to carry out:

(i) any “know your customer” or other checks in relation to any person; or

(ii) any check on the extent to which any transaction contemplated by this Note might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Collateral Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Collateral Agent.

(e) Without prejudice to any provision of any Note Document excluding or limiting the liability of the Collateral Agent, any liability of the Collateral Agent arising under or in connection with any Note Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Collateral Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Collateral Agent, at any time which increase the amount of that loss. In no event shall the Collateral Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Collateral Agent has been advised of the possibility of such loss or damages. In the event that the Collateral Agent initiates any direct claims against any Noteholder or any Obligor as a result of this Note, the Collateral Agent agrees that such claims shall exclude any special, punitive, indirect or consequential damages, whether or not such Person has been advised of the possibility of such loss or damages.

(f) The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note or any other Note Document, or to inspect the properties, books or records of any Obligor or any other Person.

(g) The Collateral Agent shall not be responsible in any manner for any recitals, statements, representations or warranties contained in this Note or any other Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Note or any other Note Document or for the creation, perfection or priority of any Lien or security interest created or purported to be created hereunder or under any other Note Document.

(h) The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable: (i) by the Collateral Agent in each Note Document and any other document related hereto or thereto to which it is a party and (ii) the entity serving as the Collateral Agent in each of its capacities hereunder and in each of its capacities under any Note Document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any Note Document or related document, as the case may be.

14.12 Noteholders’ Indemnity to the Collateral Agent.

(a) Each Noteholder shall (in proportion to its Pro Rata Share or, if the Pro Rata Share is zero, to its share of the Loan outstanding) indemnify the Collateral Agent, within ten (10) calendar days of written demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) in acting as Collateral Agent under the Note Documents (unless the Collateral Agent has been reimbursed by any Obligor pursuant to a Note Document).

(b) The Borrower shall within ten (10) days of demand therefor reimburse any Noteholder for any payment that Noteholder makes to the Collateral Agent pursuant to clause (a) above.

(c) The covenants contained in this Section 14.12 shall survive Payment in Full of the Loan or any Noteholder’s portion of the Loan and all other obligations under this Note and the other Note Documents and the earlier resignation or replacement of the Collateral Agent.

14.13 Resignation or Replacement of the Collateral Agent.

(a) The Collateral Agent may resign and appoint one of its Affiliates as successor by giving five Business Days’ prior written notice to the other Finance Parties and the Borrower.

(b) Alternatively, the Collateral Agent may resign by giving thirty (30) days’ written notice to the other Finance Parties and the Borrower, in which case the Majority Noteholders may appoint a successor Collateral Agent.

(c) If the Majority Noteholders have not appointed a successor Collateral Agent in accordance with clause (b) above within twenty (20) days after notice of resignation was given, the retiring Collateral Agent may appoint a successor Collateral Agent or petition a court of competent jurisdiction to appoint a successor Collateral Agent.

(d) The retiring Collateral Agent shall, at the Borrower’s cost, make available to the successor Collateral Agent such documents and records and provide such assistance as the successor Collateral Agent may reasonably request for the purposes of performing its functions as Collateral Agent under the Note Documents. The Borrower shall indemnify the retiring Collateral Agent prior to it being required to undertake any actions referred to in this clause (d) for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance. The Collateral Agent’s resignation notice shall only take effect upon:

(i) the appointment of a successor; and

(ii) the transfer, by way of a document expressed as a deed, of all the Collateral to that successor.

(e) Upon the appointment of a successor, the retiring Collateral Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Note Documents (other than its obligations under Section 14.5(b) and clause (d) above) but shall remain entitled to the benefit of this Section 14 and any other provisions of a Note Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Collateral Agent. Any fees for the account of the retiring Collateral Agent shall cease to accrue from (and shall be payable on) the date on which a successor is appointed. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been a Party as of the Closing Date.

(f) The Majority Noteholders may, by notice to the Collateral Agent, require the Collateral Agent to resign in accordance with clause (b) above. In this event, the Collateral Agent shall resign in accordance with clause (b) above but the cost referred to in clause (d) above shall be for the account of the Borrower.

(g) The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Collateral Agent in accordance with this Note.

14.14 Confidentiality.

(a) In acting as Collateral Agent for the Finance Parties, the Collateral Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by a division or department of the Collateral Agent other than the division or department responsible for complying with the obligations assumed by it under the Note Documents, that information may be treated as confidential to that division or department, and the Collateral Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c) Without prejudice to Section 14.6 and notwithstanding any other provision of any Note Document to the contrary, the Collateral Agent is not obliged to disclose to any other Person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

14.15 Credit Appraisal by the Noteholders. Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Note Document, each Noteholder confirms to the Collateral Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Note Document including but not limited to:

(a) the financial condition, status and nature of each Obligor;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Note Document, the Collateral and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document or the Collateral;

(c) whether that Noteholder has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Note Document, the Collateral, the transactions contemplated by the Note Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document or the Collateral;

(d) the adequacy, accuracy or completeness of any information provided by the Collateral Agent, any Party or by any other Person under, or in connection with, any Note Document, the transactions contemplated by any Note Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Note Document; and

(e) the right or title of any Person in or to or the value or sufficiency of any part of the Collateral, the priority of any of the Collateral or the existence of any security interest affecting the Collateral.

14.16 Collateral Agent’s Management Time.

(a) Any amount payable to the Collateral Agent under Section 14.12, Section 14.37 and Section 15.3 shall include the cost of utilizing the Collateral Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Collateral Agent may notify to the Borrower and the other Finance Parties and is in addition to any fee paid or payable to the Collateral Agent under Section 15.2.

(b) Without prejudice to clause (a) above, in the event of:

(i) an Event of Default;

(ii) the Collateral Agent being requested by any Obligor or the Majority Noteholders to undertake duties which the Collateral Agent determines to be of an exceptional nature or outside the scope of the normal duties of the Collateral Agent under the Note Documents; or

(iii) the Collateral Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Collateral Agent any additional remuneration that may be agreed between them or determined pursuant to clause (c) below.

(c) If the Collateral Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in clause (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Collateral Agent and approved by the Borrower.

14.17 Reliance and Engagement Letters. Each Finance Party confirms that the Collateral Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Collateral Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Note Documents or the transactions contemplated in the Note Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

14.18 No Responsibility to Perfect Collateral. Other than as directed by the applicable percentage of Noteholders in accordance with the Security Instruments and the other Note Documents, the Collateral Agent shall not be liable for any failure to:

(a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Collateral;

(b) obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Note Document or the Collateral;

(c) register, file or record or otherwise protect any of the Collateral (or the priority of any of the Collateral) under any law or regulation or to give notice to any person of the execution of any Note Document or of the Collateral;

(d) take, or to require any Obligor to take, any step to perfect its title to any of the Collateral or to render the Collateral effective or to secure the creation of any ancillary Collateral under any law or regulation; or

(e) require any further assurance in relation to any Note Document.

14.19 Insurance by Collateral Agent.

(a) The Collateral Agent shall not be obliged

(i) to insure any of the Collateral; or

(ii) to require any other Person to maintain any insurance (unless expressly instructed by the Majority Noteholders),

and the Collateral Agent shall not be liable for any damages, costs or losses to any Person as a result of the lack of, or inadequacy of, any such insurance.

(b) Where the Collateral Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any Person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

14.20 Custodians and Nominees. The Collateral Agent may appoint and pay any Person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Collateral Agent may determine, including for the purpose of depositing with a custodian this Note or any document relating to the trust created under this Note and the Collateral Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reasons of the misconduct, omission or default on the part of any Person appointed by it under this Note or be bound to supervise the proceedings or acts of any Person.

14.21 Delegation by the Collateral Agent.

(a) The Collateral Agent may, at any time, delegate by power of attorney or otherwise to any Person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b) That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Collateral Agent may, in its discretion, think fit in the interests of the Finance Parties.

(c) No Collateral Agent shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

14.22 Additional Collateral Agents.

(a) The Collateral Agent may at any time appoint (and subsequently remove) any Person to act as a separate trustee or as a co-trustee jointly with it:

(i) if it considers that appointment to be in the interests of the Finance Parties; or

(ii) for the purposes of conforming to any legal requirement, restriction or condition which the Collateral Agent deems to be relevant; or

(iii) for obtaining or enforcing any judgment in any jurisdiction,

and the Collateral Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b) Any Person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Collateral Agent under or in connection with the Note Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c) The remuneration that the Collateral Agent may pay to that person, and any costs and expenses incurred by that Person in performing its functions pursuant to that appointment shall, for the purposes of this Note, be treated as costs and expenses incurred by the Collateral Agent.

14.23 Acceptance of Title. The Collateral Agent shall be entitled to accept without inquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Collateral and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

14.24 Releases. Upon a disposal of any of the Collateral pursuant to the enforcement of the Collateral by the Collateral Agent, the Collateral Agent is irrevocably authorized (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any other Finance Party) to release, without recourse or warranty, that property from the Collateral and to execute any release of the Collateral that may be required or desirable.

14.25 Winding up of Trust. If the Collateral Agent (acting on the instructions of the Majority Noteholders) determines that:

(a) all of the obligations of the Obligors under the Note and secured by the Security Instruments have been fully and finally discharged; and

(b) no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Note Documents, then

(i) the trusts set out in this Note shall be wound up and the Collateral Agent shall release, without recourse or warranty, all of the Collateral and the rights of the Collateral Agent under each of the Security Instruments; and

(ii) any Collateral Agent which has resigned pursuant to Section 14.13 shall release, without recourse or warranty, all of its rights under each Security Instrument.

14.26 Powers Supplemental. The rights, powers, authorities and discretions given to the Collateral Agent under or in connection with the Note Documents shall be supplemental to any which may be vested in the Collateral Agent by law or regulation or otherwise.

14.27 [Reserved].

14.28 Application of Receipts. All amounts from time to time received or recovered by the Collateral Agent pursuant to the terms of any Note Document or in connection with the realization or enforcement of all or any part of the Collateral (for the purposes of this Section 14, the “Recoveries”) shall be held by the Collateral Agent on trust to apply them at any time as the Collateral Agent (acting at the instructions of the Majority Noteholders in their discretion) sees fit, acting reasonably, to the extent permitted by applicable Law (and subject to the remaining provisions of this Section 14), in accordance with Section 5.2.

14.29 Permitted Deductions. The Collateral Agent may, in its discretion:

(a) set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable Law to make from any distribution or payment made by it under this Note; and

(b) pay all Taxes which may be assessed against it in respect of any of the Collateral, or as a consequence of performing its duties, or by virtue of its capacity as Collateral Agent under any of the Note Documents or otherwise (other than in connection with its remuneration for performing its duties under this Note).

14.30 Prospective Liabilities. Following enforcement of any of the Collateral, the Collateral Agent may, in its discretion, or at the request of the Administrative Agent, hold any Recoveries in a suspense or impersonal account(s) in the name of the Collateral Agent with such financial institution (including itself) for later payment to the Administrative Agent for payment of:

(a) any sum to the Collateral Agent; and

(b) any part of the obligations of the Obligors under the Note,

that the Collateral Agent or, in the case of clause (b) only, the Administrative Agent, reasonably considers, in each case, might become due or owing at any time in the future.

14.31 Investment of Proceeds. Prior to the payment of the proceeds of the Recoveries to the Administrative Agent for application in accordance with Section 5.2 the Collateral Agent may hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Collateral Agent with such financial institution (including itself) pending the payment from time to time of those moneys, provided, however, that any interest accrued thereon shall belong to the Noteholders.

14.32 [Reserved].

14.33 Good Discharge.

(a) Any payment to be made in respect of the obligations owed by the Obligors under the Note by the Collateral Agent may be made to the Administrative Agent on behalf of the Finance Parties.

(b) The Collateral Agent is under no obligation to make the payments to the Administrative Agent under clause (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

14.34 Amounts Received by Borrower. If the Borrower receives or recovers any amount which, under the terms of any of the Note Documents, should have been paid to the Collateral Agent, that Borrower will hold the amount received or recovered on trust for the Collateral Agent and promptly pay that amount to the Collateral Agent for application in accordance with the terms of this Note.

14.35 Full Freedom to Enter into Transactions. Without prejudice to Section 14.7 or any other provision of a Note Document and notwithstanding any rule of law or equity to the contrary, the Collateral Agent shall be absolutely entitled:

(a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any Person who is party to, or referred to in, a Note Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Note or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any Person who is party to, or referred to in, a Note Document);

(b) to deal in and enter into and arrange transactions relating to:

(i) any securities issued or to be issued by any Obligor or any other Person; or

(ii) any options or other derivatives in connection with such securities; and

(c) to provide advice or other services to the Borrower or any Person who is a party to, or referred to in, a Note Document,

and, in particular, the Collateral Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by clause (a), clause (b) and clause (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

14.36 Majority Noteholders’ Instructions.

(a) Notwithstanding anything to the contrary contained in the Note Documents, the Parties acknowledge that where any provision in Note Document refers to the Collateral Agent being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Note Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) and in doing so shall be deemed to have acted reasonably.

(b) The instructions or directions of the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) shall be provided in accordance with, and are subject to, the provisions of Section 14.4.

(c) Notwithstanding the provisions of Section 14.4, the Collateral Agent may refrain from acting in accordance with the instructions of the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders) until it has received such security as it may require for any cost, loss or liability which it may incur in complying with the instructions.

(d) Notwithstanding the provisions of Section 14.4, in the absence of instructions from the Majority Noteholders (or, if the relevant Note Document expressly stipulates the matter is a decision of any other Noteholder or group of Noteholders, from that Noteholder or group of Noteholders), the Collateral Agent shall not be obliged to take any action.

14.37 Indemnity to the Collateral Agent.

(a) Each Obligor shall, within ten (10) days of demand therefor, indemnify each Indemnified Party against any cost, loss or liability incurred by any of them in relation to or as a result of:

(A) any failure by the Borrower to comply with its obligations under Section 15.2;

(B) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized;

(C) the taking, holding, protection or enforcement of the Note Documents and the Collateral;

(D) the exercise of any of the rights, powers, discretions, authorities and remedies vested in that Indemnified Party by the Note Documents or by Law;

(E) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Note Documents;

(F) any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Collateral; and

(G) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Note Documents;

(ii) acting as Administrative Agent or Collateral Agent under the Note Documents or which otherwise relates to any of the Collateral or the performance of the terms of this Note or the other Note Documents (otherwise, in each case, than by reason of the relevant Indemnified Party’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction).

(b) The Collateral Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Collateral in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Section 14.37 and shall have a lien on the Collateral and the proceeds of the enforcement of the Collateral for all monies payable to it.

15. MISCELLANEOUS.

15.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Person may from time to time specify in writing in compliance with this provision:

If to the Borrower or any other Obligor:

FlyExclusive Jet Share, LLC

2860 Jetport Road

Kinston, North Carolina 28504

Attention: [ ]

E-mail: [ ]

If to the Agent or any Noteholder, to the address specified on such Noteholder’s signature page hereto or to the instrument by which such Noteholder becomes party to this Note.

(b) Notices if (i) sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

15.2 Fees and Expenses. The Obligors shall pay to the Agents the fees set forth in the Agent Fee Letter, which fees may be set off against any Advance Amount. The Obligors shall reimburse the Agent and each Noteholder within three (3) Business Days of written demand therefor, for all reasonable documented out-of-pocket costs, expenses and fees (including documented expenses and fees of its outside counsel) incurred by such Agent or such Noteholder relating to the Note Documents, including in connection with the enforcement of the Agent’s or such Noteholder’s rights under this Note and the other Note Documents.

15.3 Indemnification by the Obligors. In consideration of the execution and delivery of this Note and the other Note Documents by the Agents and the Noteholders and the agreement to extend the Loans provided hereunder, and without duplication of the Borrower’s payment obligations pursuant to Section 15.2, the Obligors hereby agree, jointly and severally, to indemnify, exonerate and hold each Agent, each Noteholder and each of the officers, directors, managers, partners, employees, Affiliates and agents of each Agent and each Noteholder (each a “Indemnified Party”) free and harmless from and against any and all (A) actions, causes of action and suits, and (B) reasonable and documented losses, liabilities, damages and expenses, including documented expenses and reasonable fees of its outside counsel (collectively, the “Indemnified Liabilities”), incurred by Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any purchase of assets financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans, (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Materials at any property owned or leased by any Obligor, (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Obligor or the operations conducted thereon, (d) the investigation, cleanup or remediation of offsite locations at which any Obligor or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (e) the execution, delivery, performance or enforcement of this Note or any other Note Document by any Indemnified Party, except to the extent any such Indemnified Liabilities result from (i) the applicable Indemnified Party’s (or that of its officers, directors, managers, partners, employees, Affiliates or agents) own gross negligence or willful misconduct, as determined in a final non-appealable judgment by a court of competent jurisdiction or (ii) in the case of any Indemnified Party other than any Agent, a dispute among Indemnified Parties. For purposes of clarity, the Parties hereby confirm and agree that the foregoing indemnity does not apply to losses, liabilities, damages and expenses to the extent relating to equity co-investments made by any Indemnified Party or its Affiliates in any Obligor or its Affiliates. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. For the avoidance of doubt, this Section 15.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. All obligations provided for in this Section 15.3 shall survive repayment of the Loans, any foreclosure under, or any modification, release or discharge of, any or all of the Security Instruments and termination of this Note and the resignation or removal of either the Administrative Agent or the Collateral Agent pursuant to this Note. Payments under this Section 15.3 shall be made by the Borrower to the applicable Noteholder or applicable Agent, as the case may be, for the benefit of its related Indemnified Party. It is agreed and understood that no Indemnified Party shall be liable to any other party for consequential, punitive, special, indirect or exemplary losses or damages alleged in connection with the Note Documents of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indemnified Party has been advised of the likelihood of such loss or damage and regardless of the form of action.

15.4 Governing Law. This Note, the other Note Documents, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the other Note Documents, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

15.5 Submission to Jurisdiction.

(a) Each party hereto hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the other Note Documents may be brought in any of the state or federal courts located in the Borough of Manhattan in New York City, New York, or if no such court shall have jurisdiction, any federal court of the United States or other state court in each case located in the State of New York, and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against any such Person in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 15.5 shall affect the right of any party hereto to (i) commence legal proceedings or otherwise sue any other party hereto in any other court having jurisdiction over such Person or (ii) serve process upon any such Person in any manner authorized by the laws of any such jurisdiction.

15.6 Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the other Note Documents in any court referred to in Section 15.5 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER NOTE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.7.

15.8 Integration. This Note and the other Note Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

15.9 Successors and Assigns. Any Noteholder’s rights under this Note may be assigned or transferred by such Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Majority Noteholders. This Note shall inure to the benefit of, and be binding upon, the parties hereto and their successors and permitted assigns. The Borrower shall maintain at one of its offices within the continental United States, a register, in a manner that complies with the “registered form” requirements of U.S. Treasury Regulations Section 5f.103-1(c), on which it will record the name and address of each Noteholder and each assignee of any rights hereunder, and the percentage or portion of the rights assigned to such assignee and principal amounts (and stated interest) of this Note owing to, each Noteholder and each assignee. The entries in this register shall be conclusive and binding for all purposes, absent manifest error.

15.10 Waiver of Notice. Each Obligor hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

15.11 PATRIOT Act. Each Noteholder and each Agent hereby notifies each Obligor that pursuant to the requirements of the PATRIOT Act and 31 C.F.R. § 1010.230, it may be required to obtain, verify, and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Noteholder and such Agent to identify such Obligor in accordance with applicable Law, and such Obligor agrees to provide such information from time to time to each Noteholder and each Agent.

15.12 Amendments and Waivers.

(a) Majority Noteholder Consent. No amendment, modification, termination or waiver of any provision of this Note or the other Note Documents, and no consent to any departure by the Obligors or any Subsidiary of any Obligor from the terms of this Note or any other Note Documents, shall be effective except by an instrument in writing signed by the Obligors and the Majority Noteholders. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(b) Sacred Rights. Notwithstanding anything in this Section 15.12 to the contrary, no amendment, modification, waiver or consent in respect of this Note or the other Note Documents shall, without the consent of each Noteholder that is directly and adversely affected thereby, (i) increase any commitment by such Noteholder to fund Loans, (ii) extend the scheduled final maturity of any Secured Obligations owing to such Noteholder, (iii) reduce the rate of or extend the time for payment of interest on any Secured Obligations owing to such Noteholder (other than any waiver of any increase in the interest rate to the Default Rate pursuant to Section 4.3), (iv) waive, reduce, or postpone any scheduled amortization (but not mandatory prepayments) owing to such Noteholder, (v) reduce the principal amount of any Secured Obligations owing to such Noteholder, (vi) release all or substantially all of the Collateral, release the Parent Guarantors from the Parent Guaranty Agreement or release the Personal Guarantor from the Personal Guaranty Agreement, (vii) amend, modify, terminate or waive any provision of this Section 15.12 or the definitions of “Majority Noteholders” or “Pro Rata Share” on substantially the same basis as the Loans and Noteholders included therein on the Closing Date, or (viii) modify the terms of Section 5.1 or Section 5.5.

15.13 Fiduciary Duties. The Obligors hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Initial Noteholder or any of its Affiliates take any action under this Note or any of the other Note Documents on behalf of the Initial Noteholder in its capacity as a Noteholder and party to this Note and the other Note Documents, such Persons shall have no duty (fiduciary or other) to consider the interests of the Obligors or any of their respective subsidiaries or equityholders and may act exclusively in the Initial Noteholder’s own interest as a Noteholder and party to this Note and the other Note Documents; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Note and the other Note Documents.

15.14 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

15.15 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of any Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

15.16 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records (including images of signatures exchanged by electronic transmission), each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

15.17 Severability. If any term or provision of this Note or any other Note Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the other Note Documents or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.18 Entire Agreement. This Note and the other Note Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has executed this Note as of the date first written above.

BORROWER:

FLYEXCLUSIVE JET SHARE, LLC

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Sole Manager

PARENT GUARANTORS:
FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer

LGM ENTERPRISES, LLC

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Sole Manager

[SIGNATURE PAGE TO SENIOR SECURED NOTE]

ETG FE LLC, a Noteholder
By: EnTrust Global LLC, as manager
By:	/s/ Matthew Lux
Name:	Matthew Lux
Title:	Senior Managing Director & General Counsel

WIRE INSTRUCTIONS:

Bank Name:
ABA # (Wires / US$ Only):
Account #:
Account Name:
FFC Account #:
FFC Account:
Attention:

NOTICE ADDRESS:

EnTrust Global
[]
Attention: []
Email: []

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
[]
Attention: []
Email: []

[SIGNATURE PAGE TO SENIOR SECURED NOTE]

KROLL AGENCY SERVICES, LIMITED,
as Administrative Agent
By:	/s/ Christopher Dawe
Name:	Christopher Dawe
Title:	Attorney in Fact

NOTICE ADDRESS:
Kroll Agency Services Limited
[]
Attention: []
Email: []

[SIGNATURE PAGE TO SENIOR SECURED NOTE]

KROLL TRUSTEE SERVICES LIMITED,
as Collateral Agent
By:	/s/ Christopher Dawe
Name:	Christopher Dawe
Title:	Attorney in Fact

NOTICE ADDRESS:
[ ]
[]
Attention: []
Email: []

[SIGNATURE PAGE TO SENIOR SECURED NOTE]

Annex A

Defined Terms

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof.

“Advance” has the meaning set forth in Section 3.2.

“Advance Amount” means, (a) on the initial Advance Date, $15,000,000 and (b) thereafter, such other amount not to exceed the amount on deposit in the Cash Escrow Account on the applicable Advance Date minus any amounts belonging to the Noteholders as set forth in Section 3.1. Any requested amount shall be in a minimum amount of $1,000,000 or a multiple thereof.

“Advance Date” means the date on which funds are released to the Borrower from the Cash Escrow Account after satisfaction (or waiver) of the conditions set forth in Section 7.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 10.7.

“Agents” has the meaning set forth in the introductory paragraph.

“Agent Fee Letter” has the meaning set forth in Section 6.1(i).

“Aircraft” means, individually and collectively as context may require, all whole aircraft assets and all fractional interests in aircraft owned by the Borrower.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Rate” means a rate of (a) on any day on which, and with respect to any portion of, the Outstanding Principal Amount that is on deposit in the Cash Escrow Account, three percent (3.00%) per annum and (b) on any day on which, and with respect to any portion of, the Outstanding Principal Amount that is withdrawn and released to the Borrower or otherwise not on deposit in the Cash Escrow Account, thirteen percent (13.00%) per annum.

“Average Unutilized Balance” has the meaning set forth in Section 9.11.

“Borrower” has the meaning set forth in the introductory paragraph.

ANNEX A

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York, Charlotte, North Carolina and London, England are authorized or required by law to close.

“Cash Escrow Account” means the interest-bearing account (a) initially, in the name of the Administrative Agent ending in 6054 held at BNP Paribas and (b) such other account subsequently designated by the Escrow Agent held at the Escrow Agent or at another account bank from time to time.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following: (a) the Personal Guarantor shall cease to directly or indirectly own, free and clear of all Liens or other encumbrances, fifty-one percent (51%) of the outstanding voting Equity Interests of Parent on a fully diluted basis, so long as any reduction of such Personal Guarantor’s ownership stake is the result of dilution due to the issuance of voting Equity Interests to third parties on arm’s length terms; provided that the Personal Guarantor may sell, transfer or otherwise dispose or pledge as collateral his Equity Interests not to exceed $25,000,000 in value or yielding no more than $25,000,000 in gross proceeds in Parent, whichever is less, so long as he continues to own fifty one percent (51%) of the outstanding voting Equity Interests of Parent on a fully diluted basis; (ii) Parent ceases to own, directly or indirectly, less than one hundred percent (100%) of the outstanding Equity Interests of Holdings; (iii) Holdings ceases to own, directly or indirectly, less than one hundred percent 100% of the outstanding Equity Interests of the Borrower; (iv) the occurrence of any “change of control” or similar provision under any agreement governing Debt of the Parent Guarantors, the Borrower, or any of their respective Subsidiaries; or (v) a sale, lease or other disposition (including by casualty or condemnation) of all, substantially all, or more than 50% of the consolidated assets of the Parent Guarantors, the Borrower, and their respective Subsidiaries.

“Closing Date” has the meaning set forth in the introductory paragraph hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in Section 2.

“Collateral Agent” has the meaning set forth in the introductory paragraph.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

ANNEX A

“Debt” means, with respect to any Person, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; provided, that for purposes of calculations of Debt made pursuant to the terms of this Note or compliance with any covenant, GAAP will be deemed to treat operating leases in a manner consistent with its treatment under GAAP without giving effect to FASB ASC Topic 842, notwithstanding any modifications or interpretive changes thereto that may occur thereafter; (e) obligations under acceptance facilities and letters of credit; (f) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clause (a) through clause (e) of any other Person and excluding any aircraft lease; and (g) indebtedness of the type set out in clauses (a) through clause (f) secured by any lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person.

“Default” means any of the events specified in Section 11 that constitutes an Event of Default or that, upon the giving of notice, the lapse of time, or both, pursuant to Section 11, would, unless cured or waived, become an Event of Default.

“Default Rate” means the Applicable Rate plus two percent (2.00%) per annum.

“Deposit Account” means any “deposit account” as defined in Article 9 of the UCC.

“Deposit Account Control Agreement” means with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to the Majority Noteholders and the Collateral Agent that (a) is entered into among the Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained, and the Obligor maintaining such Deposit Account and (b) is effective for the Collateral Agent to obtain “control” (within the meaning of Articles 9 of the UCC) of such Deposit Account.

“Disposed Aircraft” has the meaning set forth in Section 10.6(b).

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) the management, release or threatened release of any Hazardous Material or (c) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any Subsidiary directly or indirectly resulting from or based upon any violation of any Environmental Law.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, interests in a limited liability company (including any rights to manage or participate in the management of such limited liability company), limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

ANNEX A

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning set forth in Section 13.22.

“Escrow Agreement” means that certain Escrow Agreement, dated as of January 26, 2024, by and among the Borrower, the Initial Noteholder and Kroll Agency Services Limited, in its capacity as escrow agent (together with its successors and permitted assigns, the “Escrow Agent”).

“Event of Default” has the meaning set forth in Section 11.

“Excluded Account” means any Deposit Account not owned by the Borrower and (a) established and used solely (i) to fund payroll, employee benefit or tax obligations or (ii) as a zero-balance disbursement account through which disbursements are made and settled on a daily basis with no uninvested balance remaining overnight, or (b) established, held in a fiduciary capacity for, and used solely in connection with employee benefit plans in the ordinary course of business or pursuant to applicable legal requirements.

ANNEX A

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Noteholders or required to be withheld or deducted from a payment to a Noteholder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Noteholder being organized under the laws of, or having its principal office in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes and (b) Taxes attributable to the Noteholder’s failure to comply with Section 5.6(g).

“FAA” means the Federal Aviation Administration.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Finance Party” means the Administrative Agent, the Collateral Agent or a Noteholder.

“Financial Statements” means the audited consolidated balance sheets and related statements of income and changes in equity of Borrower as of December 31, 2022 and for the fiscal year then ended.

“First Lien Collateral” has the meaning set forth in Section 2.

“Foreign Noteholder” means a Noteholder who is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guaranty Agreements” means, collectively, the Parent Guaranty Agreement and the Personal Guaranty Agreement.

“Hazardous Materials” means any pollutants, contaminants, wastes, or other materials or substances that are regulated or for which liability or standards of conduct may be imposed under any Environmental Law, and shall include without limitation oil, petroleum, petroleum-derived substances, radiation and radioactive materials, polychlorinated biphenyls, urea formaldehyde, perfluoroalkyl and polyfluoroalkyl substances, and asbestos or any materials containing asbestos.

“Highest Lawful Rate” means, with respect to each Noteholder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Secured Obligations under Laws applicable to such Noteholder which are presently in effect or, to the extent allowed by Law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws allow as of the date hereof.

ANNEX A

“Holdings” has the meaning set forth in the introductory paragraph.

“Holdings Facility Agreement” means that certain Senior Secured Note dated as of December 1, 2023, by and among Holdings, as borrower, the Borrower, as the guarantor, ETG FE LLC, a Delaware limited liability company, as the initial holder of the note, and the Administrative Agent and Collateral Agent, in their respective capacities as administrative agent and collateral agent thereunder, as amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Holdings Facility Aircraft” means the “Aircraft” as such term is defined in the Holdings Facility Agreement.

“Holdings Facility Obligations” means the “Secured Obligations” as such term is defined in the Holdings Facility Agreement, as such Holdings Facility Agreement is in effect on the date hereof or as may be amended or otherwise modified in accordance with the terms of this Note and the Holdings Facility Agreement.

“Indemnified Liabilities” has the meaning set forth in Section 15.3.

“Indemnified Party” has the meaning set forth in Section 15.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor or the Personal Guarantor under any Note Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Noteholder” has the meaning set forth in the introductory paragraph.

“International Registry” means the international registry located in Dublin, Ireland, established pursuant to the Convention on International Interests in Mobile Equipment, as supplemented by the Protocol to the Cape Town Convention on matters specific to Aircraft Equipment dated November 16, 2001, and as adopted in any applicable jurisdiction.

“Investments” has the meaning set forth in Section 10.4.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

ANNEX A

“Loan” means any loan made to the Borrower under the terms of this Note, including the initial loans funded by the Initial Noteholder into the Cash Escrow Account on the Pre-Funding Date.

“Majority Noteholders” means any Noteholder or Noteholders having Pro Rata Shares the aggregate amount of which exceeds fifty percent (50%).

“Make-Whole Date” has the meaning set forth in Section 3.7.

“Make-Whole Fee” has the meaning set forth in Section 3.7.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor thereto) as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities, operations, or financial condition of the Obligors and their Subsidiaries, taken as a whole, (b) the validity or enforceability of any Note Document, (c) the perfection or priority of any Lien created under any Note Document, (d) the rights or remedies of any Noteholder under any Note Document, or (e) the ability of the Obligors to perform their obligations under the Note Documents.

“Material Agreement” means (a) each written contract or agreement to which the any Obligor or any of their respective Subsidiaries is a party or is bound (i) that contemplates or requires annual payments by or to such Obligor or its Subsidiaries of $250,000 or more, or (ii) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to result in a Material Adverse Effect; and (b) each written contract or agreement evidencing or relating to Debt of such Obligor and its Subsidiaries with an aggregate outstanding principal amount equal to or exceeding $250,000 (including, for the avoidance of doubt the Senior Loan Agreement and the Holdings Facility Agreement).

“Material Debt” has the meaning set forth in Section 11.4.

“Maturity Date” means the two (2) year anniversary of the Pre-Funding Date.

“Money Laundering Laws” has the meaning set forth in Section 8.7.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA. To which Borrower or any ERISA Affiliate had an obligation to contribute over the five (5) years prior to the date hereof.

“Note” has the meaning set forth in the introductory paragraph.

“Note Documents” means this Note, the Guaranty Agreements, the Security Instruments, and all other agreements, documents, certificates, and instruments executed and delivered to any Noteholder or either Agent by the Obligors or the Personal Guarantor in connection therewith.

ANNEX A

“Noteholders” means the Initial Noteholder and any other Person that becomes a “Noteholder” under this Note pursuant to a permitted assignment and assumption excluding any such Person that thereafter ceases to be a party to this Note pursuant to a permitted assignment and assumption.

“Obligor” has the meaning set forth in the introductory paragraph.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to the Noteholders, Taxes imposed as a result of a present or former connection between such Noteholder and the jurisdiction imposing such Tax (other than connections arising from such Noteholder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means all present or future stamp, court, recording, filing, intangible, documentary, or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Note or any other Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of any Obligor or the Personal Guarantor).

“Outstanding Principal Amount” has the meaning set forth in the introductory paragraph.

“Parent” has the meaning set forth in the introductory paragraph.

“Parent Guarantors” has the meaning set forth in the introductory paragraph.

“Parent Guaranty Agreement” means that certain Parent Guaranty Agreement dated on or about the date hereof executed and delivered by the Parent Guarantors in favor of the Collateral Agent for the benefit of the Noteholders.

“Party” means a party to this Note.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Payment in Full” means the indefeasible payment in full in cash of all Secured Obligations.

“Permitted Liens” has the meaning set forth in Section 10.2.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

ANNEX A

“Personal Guarantor” means Thomas Segrave.

“Personal Guaranty Agreement” means that certain Personal Guaranty Agreement dated on or about the date hereof executed and delivered by the Personal Guarantor in favor of the Collateral Agent for the benefit of the Noteholders.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Membership Interest Pledge Agreement, dated as of the Closing Date by and among the Parent Guarantors, the Borrower and Collateral Agent.

“Pre-Funding Date” has the meaning set forth Section 3.1.

“Prepayment Event” means the occurrence of any of the following: (a) a Change in Control, (b) the Borrower or any of its Subsidiaries incurs Debt to refinance the Secured Obligations, or (c) the Borrower or any of its Subsidiaries incurs Debt in violation of this Note.

“Pro Rata Share” means, at any time of determination, (a) with respect to any Noteholder, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Principal Amount owing to such Noteholder in respect of this Note and the denominator of which is the aggregate Outstanding Principal Amount owing to all Noteholders in respect of this Note and (b) with respect to any group of Noteholders, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Principal Amount owing to such Noteholders in respect of this Note and the denominator of which is the aggregate Outstanding Principal Amount owing to all Noteholders in respect of this Note.

“Recoveries” has the meaning set forth in Section 14.28.

“Relevant Aircraft” has the meaning set forth in Section 10.6(b).

“Representation Date” has the meaning set forth in Section 8.

“Restricted Payments” has the meaning set forth in Section 10.5.

“Retail Value” means, with respect to any Aircraft, the “Total Aircraft Price” (as such term is defined in the (***) Purchase Agreement), or the equivalent in any other purchase agreement with a manufacturer of Aircraft to which an Obligor is a party, or, at the request of the Majority Noteholders in their sole discretion, the value of such Aircraft as ascertained by an appraisal thereof by a firm satisfactory to the Majority Noteholders at the expense of the Obligors.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

ANNEX A

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, located, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b), or (d) any Person that is the subject or target of any Sanctions.

“Sanctions” mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Second Lien Collateral” has the meaning set forth in Section 2.

“Secured Obligations” means all amounts, obligations, liabilities, covenants and duties of every type and description owing by any Obligor to any Noteholder or any other indemnitee hereunder, arising out of, under, or in connection with, any Note Document, whether direct or indirect, absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, the Loan, all interest thereon (whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), and all other fees, expenses, indemnities and reimbursement of amounts required to be paid by the Obligors under any Note Document.

“Securities Account” means any “securities account” as defined in Article 8 of the UCC and any “commodity account” as defined in Article 9 of the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account, an agreement in form and substance reasonably satisfactory to the Majority Noteholders and the Collateral Agent that (a) is entered into among the Collateral Agent, the securities intermediary at which the applicable Securities Account is maintained, and the Obligor having rights in or to the underlying financial assets credited to or maintained in such Securities Account and (b) is effective for the Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Securities Account.

“Security Agreement” means the Security Agreement dated as of the date hereof by and among Borrower, Holdings and the Collateral Agent.

“Security Instruments” means the Security Agreement, the Pledge Agreement, the Parent Guaranty Agreement, the Personal Guaranty Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement, UCC financing statements and any other agreement now or hereafter executed and delivered by any Obligor that grants or purports to grant or perfect a Lien in favor of the Collateral Agent for its benefit and the benefit of the Noteholders to secure the Secured Obligations.

ANNEX A

“Seller” means (***) in its capacity as seller under the (***) Purchase Agreement or any other seller under any other purchase agreement with a manufacturer of Aircraft to which an Obligor is a party.

“Senior Loan Agreement” means that certain Fourth Amended and Restated Loan Agreement dated as of December 15, 2023, between Holdings, as borrower, and The Northern Trust Company, as lender (together with its successors and assigns in such capacity, the “Senior Lender”), as amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Obligations” means the “Obligations” as such term is defined in the Senior Loan Agreement, as such Senior Loan Agreement is in effect on the date hereof or as may be amended or otherwise modified in accordance with the terms of this Note and the Senior Loan Agreement.

“Series A Preferred Stock” has the meaning set forth in Section 10.5.

“Subordinated Debt” means any Debt that is contractually subordinated to payment of the Secured Obligations.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which that Person owns, directly or indirectly, outstanding Equity Interests having more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of that corporation, partnership, limited liability company, or other entity. Unless the context otherwise requires, each reference to Subsidiaries in this Note refers to Subsidiaries of the Obligors.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, or withholdings (including backup withholding) imposed, levied, withheld, or assessed by any Governmental Authority, including any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“(***) Purchase Agreement” means that certain Fleet Aircraft Purchase Agreement dated as of April 1, 2022, by and among (***), a (***) corporation, as seller and Exclusive Jets, LLC, a North Carolina limited liability company, as buyer (as amended or otherwise modified from time to time in accordance with the terms thereof).

“Threshold Amount” has the meaning set forth in Section 9.11.

“Treasury Regulation” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provision of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.6(g)(ii)(C).

“United States” and “U.S.” mean the United States of America.

ANNEX A

Exhibit A

[FORM OF]

RELEASE NOTICE

[__], 20[__]

From:

To:	Kroll Agency Services Limited
[ ]
Attention: [ ]
Email: [ ]

EnTrust Global
[ ]
Attention: [ ]
Email: [ ]

Reference is hereby made to the Senior Secured Note dated as of January 26, 2024 (as amended, supplemented or otherwise modified from time to time, the “Note”), among by and among FlyExclusive Jet Share, LLC, a North Carolina limited liability company (the “Borrower”), flyExclusive, Inc., a Delaware corporation and LGM Enterprises, LLC, a North Carolina limited liability company, as guarantors, ETG FE LLC, a Delaware limited liability company or their registered assigns, as the initial holder of this Note, any Noteholders party hereto from time to time, Kroll Agency Services, Limited, a company incorporated under the laws of England and Wales, as administrative agent (the “Administrative Agent”) and Kroll Trustee Services, Limited, a company incorporated under the laws of England and Wales, as collateral agent. This is the Release Notice referred to in the Note. Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

1.	We wish to make an Advance from the Cash Escrow Account on the following terms:

Proposed Advance Date:	[__	][1]

Advance Amount:	[__	][2]

Purpose of Advance:	[__	]

2.	You are authorized and requested to deduct from the Advance Amount, prior to funds being remitted, the following amounts set out against the following items:

Deductible Items

Upfront Fees	$	[__	]

Administrative Agent fees	$	[__	]

[1]	Not later than 11:00 AM (New York, New York time), at least ten (10) Business Days prior to such Advance Date.
[2]	Any requested amount shall be in a minimum amount of $1,000,000 or a multiple thereof.

EXHIBIT A

Collateral Agent fees	$	[__	]

Prepayment Premium	$	[__	]

Make-Whole Fee	$	[__	]

Net proceeds of Advance	$	[__	]

3.

We confirm that the payments referred to above are made for our administrative convenience only and that the legal effect thereof is the same as if the Advance Amount was transferred directly to the Borrower. We hereby agree and acknowledge that the Administrative Agent shall make payments strictly on the basis of the information set forth in this Release Notice and on Annex A hereto even if such information is incorrect. In the event that any of such information is incorrect, we agree that the Administrative Agent shall not have any liability with respect thereto.

4.	We confirm that each condition specified in Section 7 of the Note will be satisfied on the Advance Date.

5.	The net proceeds of the Advance should be credited in accordance with Annex A to this Release Notice

6.	This Release Notice is irrevocable.

FLYEXCLUSIVE JET SHARE, LLC
By:
Name:
Title:

Annex A

Wire Instructions

EXHIBIT A

Exhibit B-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Noteholders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Note dated as of January 26, 2024 (as amended, supplemented or otherwise modified from time to time, the “Note”), among by and among FlyExclusive Jet Share, LLC, a North Carolina limited liability company (the “Borrower”), flyExclusive, Inc., a Delaware corporation and LGM Enterprises, LLC, a North Carolina limited liability company, as guarantors, ETG FE LLC, a Delaware limited liability company or their registered assigns, as the initial holder of this Note, any Noteholders party hereto from time to time, Kroll Agency Services, Limited, a company incorporated under the laws of England and Wales, as administrative agent and Kroll Trustee Services, Limited, a company incorporated under the laws of England and Wales, as collateral agent.

Pursuant to the provisions of Section 5.6 of the Note, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

[NAME OF NOTEHOLDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT B-1

Exhibit B-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Noteholders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Note dated as of January 26, 2024 (as amended, supplemented or otherwise modified from time to time, the “Note”), among by and among FlyExclusive Jet Share, LLC, a North Carolina limited liability company (the “Borrower”), flyExclusive, Inc., a Delaware corporation and LGM Enterprises, LLC, a North Carolina limited liability company, as guarantors, ETG FE LLC, a Delaware limited liability company or their registered assigns, as the initial holder of this Note, any Noteholders party hereto from time to time, Kroll Agency Services, Limited, a company incorporated under the laws of England and Wales, as administrative agent and Kroll Trustee Services, Limited, a company incorporated under the laws of England and Wales, as collateral agent.

Pursuant to the provisions of Section 5.6 of the Note, the undersigned hereby certifies that (i) it is the sole record owner of the Note in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note, (iii) with respect to the extension of credit pursuant to this Note or any other Note Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-9. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

[NAME OF NOTEHOLDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT B-2

Schedules

[See Attached.]

Schedules